As filed with the Securities and Exchange Commission on April 13, 2004.
                                                     Registration No. 333-112097

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                   FORM S-4/A
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               TEREX CORPORATION
             (Exact name of Registrant as specified in its charter)

         Delaware                       3550                    34-1531521
(State or other jurisdiction     (Primary standard           (I.R.S. employer
   of incorporation or        industrial classification      identification no.)
      organization)                 code number)

                               500 Post Road East
                          Westport, Connecticut 06880
                                 (203) 222-7170
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               Eric I Cohen, Esq.
                               Terex Corporation
                               500 Post Road East
                          Westport, Connecticut 06880
                                 (203) 222-7170
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                with a copy to:
                                 Bryan Cave LLP
                          1290 Avenue of the Americas
                            New York, New York 10104
                       Attention: Stuart A. Gordon, Esq.
                                 (212) 541-2000

                                                                                                    Primary
                                                                                                   Standard
                                                                              Jurisdiction of     Industrial       I.R.S. Employer
                                         Address and Telephone Number of      Incorporation/    Classification     Identification
Exact Name of Additional Registrants     Principal Executive Offices           Organization       Code Number          Number
------------------------------------------------------------------------------------------------------------------------------------
Terex Cranes, Inc.                                       *                       Delaware            3530            06-1513089
------------------------------------------------------------------------------------------------------------------------------------
CMI Terex Corporation                              P.O. Box 1985                 Oklahoma            3531            73-0519810
                                                I-40 and Morgan Road
                                           Oklahoma City, Oklahoma 73128
                                                   (405) 787-6020
------------------------------------------------------------------------------------------------------------------------------------
Koehring Cranes, Inc.                           106 12th Street S.E.             Delaware            3550            06-1423888
                                                Waverly, Iowa 50677
                                                   (319) 352-3920
------------------------------------------------------------------------------------------------------------------------------------
Terex-Telelect, Inc.                              600 Oakwood Road               Delaware            3530            41-1603748
                                           Watertown, South Dakota 57201
                                                   (605) 882-4000
------------------------------------------------------------------------------------------------------------------------------------
Terex-RO Corporation                            106 12th Street S.E.              Kansas             3530            44-0565380
                                                Waverly, Iowa 50677
                                                   (319) 352-3920
------------------------------------------------------------------------------------------------------------------------------------
Payhauler Corp.                                5400 South 49th Street            Illinois            3530            36-3195008
                                               Tulsa, Oklahoma 74107
                                                   (918) 446-5881
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The American Crane Corporation                   202 Raleigh Street           North Carolina         3530            56-1570091
                                          Wilmington, North Carolina 28412
                                                   (910) 395-8500
------------------------------------------------------------------------------------------------------------------------------------
Amida Industries, Inc.                             590 Huey Road              South Carolina         3530            57-0531930
                                          Rock Hill, South Carolina 29730
                                                   (803) 324-3011
------------------------------------------------------------------------------------------------------------------------------------
O&K Orenstein & Koppel, Inc.                   5400 South 49th Street            Delaware            3530            58-2084520
                                               Tulsa, Oklahoma 74107
                                                   (918) 446-5881
------------------------------------------------------------------------------------------------------------------------------------
Cedarapids, Inc.                                 909 17th Street NE                Iowa              3550            43-0332910
                                              Cedar Rapids, Iowa 52402
                                                   (319) 363-3511
------------------------------------------------------------------------------------------------------------------------------------
Standard Havens, Inc.                              P.O. Box 1985                 Delaware            3550            43-0913249
                                                I-40 and Morgan Road
                                           Oklahoma City, Oklahoma 73128
                                                   (405) 787-6020
------------------------------------------------------------------------------------------------------------------------------------
Standard Havens Products, Inc.                     P.O. Box 1985                 Delaware            3550            43-1435208
                                                I-40 and Morgan Road
                                           Oklahoma City, Oklahoma 73128
                                                   (405) 787-6020
------------------------------------------------------------------------------------------------------------------------------------
BL Pegson USA, Inc.                                590 Huey Road                Connecticut          3550            31-1629830
                                          Rock Hill, South Carolina 29730
                                                   (800) 324-3011
------------------------------------------------------------------------------------------------------------------------------------
Benford America, Inc.                              590 Huey Road                 Delaware            3550            76-0522879
                                          Rock Hill, South Carolina 29730
                                                   (803) 324-3011
------------------------------------------------------------------------------------------------------------------------------------
Finlay Hydrascreen USA, Inc.                    11001 Electron Drive            New Jersey           3550            22-2776883
                                             Louisville, Kentucky 40299
                                                   (502) 267-2314
------------------------------------------------------------------------------------------------------------------------------------
Earthking, Inc.                                          *                       Delaware            3530            06-1572433
------------------------------------------------------------------------------------------------------------------------------------
Powerscreen Holdings USA Inc.                            *                       Delaware            3530            61-1265609
------------------------------------------------------------------------------------------------------------------------------------
Powerscreen International LLC                            *                       Delaware            3530            61-1340898
------------------------------------------------------------------------------------------------------------------------------------
Powerscreen North America Inc.                           *                       Delaware            3530            61-1340891
------------------------------------------------------------------------------------------------------------------------------------
Powerscreen USA LLC                             11001 Electron Drive             Kentucky            3530            31-1515625
                                             Louisville, Kentucky 40299
                                                   (502) 267-2314
------------------------------------------------------------------------------------------------------------------------------------
Royer Industries, Inc.                           909 17th Street NE            Pennsylvania          3530            24-0708630
                                              Cedar Rapids, Iowa 52402
                                                   (319) 363-3511
------------------------------------------------------------------------------------------------------------------------------------
Terex Bartell, Inc.                                590 Huey Road                 Delaware            3530            34-1325948
                                          Rock Hill, South Carolina 29730
                                                   (803) 324-3011
------------------------------------------------------------------------------------------------------------------------------------
PPM Cranes, Inc.                                106 12th Street S.E.             Delaware            3550            39-1611683
                                                Waverly, Iowa 50677
                                                   (319) 352-3920
------------------------------------------------------------------------------------------------------------------------------------
Terex Mining Equipment, Inc.                             *                       Delaware            3550            06-1503634
------------------------------------------------------------------------------------------------------------------------------------
CMI Dakota Company                               I-40 & Morgan Road            South Dakota          3550            46-0440642
                                           Oklahoma City, Oklahoma 73101
                                                   (405) 787-6020
------------------------------------------------------------------------------------------------------------------------------------
CMIOIL Corporation                               I-40 & Morgan Road              Oklahoma            3550            73-1125438
                                           Oklahoma City, Oklahoma 73101
                                                   (405) 787-6020
------------------------------------------------------------------------------------------------------------------------------------
Fuchs Terex, Inc.                                        *                       Delaware            3550            06-1570294
------------------------------------------------------------------------------------------------------------------------------------
Genie Access Services, Inc.                     18340 NE 76th Street            Washington           3550            91-2073567
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
Genie China, Inc.                               18340 NE 76th Street            Washington           3550            91-1973009
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
Genie Financial Services, Inc.                  18340 NE 76th Street            Washington           3550            91-1712115
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
Genie Holdings, Inc.                            18340 NE 76th Street            Washington           3550            91-1666966
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
Genie Industries, Inc.                          18340 NE 76th Street            Washington           3550            91-0815489
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
Genie International, Inc.                       18340 NE 76th Street            Washington           3550            91-1975116
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
Genie Manufacturing, Inc.                       18340 NE 76th Street            Washington           3550            91-1499412
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
GFS Commercial LLC                              18340 NE 76th Street            Washington           3550                N/A
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
GFS National, Inc.                              18340 NE 76th Street            Washington           3550            91-1959375
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
Go Credit Corporation                           18340 NE 76th Street            Washington           3550            91-1563427
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
Lease Servicing & Funding Corporation           18340 NE 76th Street            Washington           3550            91-1808180
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
------------------------------------------------------------------------------------------------------------------------------------
Product Support, Inc.                           18340 NE 76th Street             Oklahoma            3550            73-1488926
                                                   P.O. Box 97030
                                             Redmond, Washington 98073
                                                   (425) 881-1800
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Spinnaker Insurance Company                              *                        Vermont            3550            03-0372517
------------------------------------------------------------------------------------------------------------------------------------
Schaeff Incorporated                                     *                         Iowa              3550            42-1097891
------------------------------------------------------------------------------------------------------------------------------------
Terex Advance Mixer, Inc.                         7727 Freedom Way               Delaware            3550            06-1444818
                                              Ft. Wayne, Indiana 46898
                                                   (260) 497-0728
------------------------------------------------------------------------------------------------------------------------------------
Terex Financial Services, Inc.                           *                       Delaware            3550            45-0497096
------------------------------------------------------------------------------------------------------------------------------------
Terex Utilities, Inc.                                    *                       Delaware            3550            04-3711918
------------------------------------------------------------------------------------------------------------------------------------
Terex Utilities South, Inc.                         200 Eden Way                 Delaware            3550            74-3075523
                                            White House, Tennessee 37188
                                                   (605) 882-4000
------------------------------------------------------------------------------------------------------------------------------------
Utility Equipment, Inc.                         12805 SW 77th Place               Oregon             3550            93-0557703
                                                Tigard, Oregon 97223
                                                   (503) 620-0611
------------------------------------------------------------------------------------------------------------------------------------

* Address and telephone number of principal executive offices are the same as those of Terex Corporation.

    Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     The Registrant and the Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell securities and is not soliciting an offer to buy securities in any state where the offer of sale is not permitted.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED APRIL 13, 2004

                               OFFER TO EXCHANGE
                                all outstanding
                   7-3/8% Senior Subordinated Notes due 2014
                  ($300,000,000 principal amount outstanding)
                                      for
                   7-3/8% Senior Subordinated Notes due 2014
          Which Have Been Registered Under the Securities Act of 1933
                                       of
                               TEREX CORPORATION
        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                           ON             , 2004, UNLESS EXTENDED

We are offering you the opportunity to exchange your 7-3/8% Senior Subordinated Notes due 2014 for our new 7-3/8% Senior Subordinated Notes due 2014 that are registered under the Securities Act of 1933 in the exchange offer. Your old notes are not registered under the Securities Act of 1933. Exchanging your old notes for new notes will provide you with notes that may be easier to sell and transfer.

Material terms of the exchange offer are:

o    EXPIRATION. The exchange offer will expire at 5:00 p.m., New York City
     time, on        , 2004, unless we extend it.

o EXCHANGE. We will exchange all outstanding old notes that are validly tendered and not validly withdrawn before the exchange offer expires.

o TERMS OF THE NOTES. The terms of the new notes are substantially identical to the old notes, except that the new notes are registered under the Securities Act of 1933. Certain transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

o REPRESENTATIONS OF HOLDERS. You will be required to make various representations including that (1) any new notes received by you will be acquired in the ordinary course of business, (2) you are not participating in the distribution of the new notes, (3) you are not an affiliate of ours, and (4) you are not a broker-dealer, and if you are a broker-dealer that you will receive the new notes for your own account, you will deliver a prospectus on resale of your new notes and that you acquired your old notes as a result of market making activities or other trading activities.

o WITHDRAWAL RIGHTS. You may withdraw tenders of old notes at any time before the exchange offer expires.

o TAX CONSEQUENCES. We believe that the exchange of notes will not be a taxable event for U. S. federal income tax purposes, but you should see "Certain United States Federal Income Tax Consequences" on page 61 for more information.

o    USE OF PROCEEDS. We will not receive any proceeds from the exchange offer.

o TRADING. There is no existing market for the new notes and we will not apply to list them on any securities exchange.

See "Risk Factors" beginning on page 8 for a discussion of certain risks that should be considered by holders who tender their old notes in connection with this exchange offer.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy of adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is         , 2004

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
RISK FACTORS .................................................................8
FORWARD-LOOKING STATEMENTS ..................................................13
THE EXCHANGE OFFER ..........................................................14
RATIOS OF EARNINGS TO FIXED CHARGES .........................................21
USE OF PROCEEDS .............................................................21
CAPITALIZATION ..............................................................22
DESCRIPTION OF THE NEW NOTES ................................................23
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES .......................61
PLAN OF DISTRIBUTION  .......................................................62
LEGAL MATTERS ...............................................................62
EXPERTS .....................................................................62
WHERE YOU CAN FIND MORE INFORMATION .........................................62
INCORPORATION OF DOCUMENTS BY REFERENCE .....................................63

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and notes to these statements contained or incorporated by reference in this prospectus or in our filings with the Securities and Exchange Commission. All references in this prospectus to "we," "us," "our," "Terex" or the "Company" mean Terex Corporation and its subsidiaries, unless indicated otherwise.

                                   The Company

     We are a diversified global manufacturer of a broad range of equipment primarily for the construction, infrastructure and surface mining industries. We are building a growing franchise under the Terex brand name. We remain focused on our mission of delivering products that are reliable and cost effective and producing equipment that improves our customers' return on invested capital. Our products are manufactured at plants in the United States, Canada, Europe, Australia, Asia and South America, and are sold primarily through a worldwide distribution network serving the global construction, infrastructure and surface mining markets.

     We operate in five business segments: (i) Terex Construction; (ii) Terex Cranes; (iii) Terex Roadbuilding, Utility Products and Other; (iv) Terex Aerial Work Platforms; and (v) Terex Mining.

     Our principal executive offices are located at 500 Post Road East, Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

Terex Construction

     The Terex Construction segment designs, manufactures and markets three primary categories of equipment and their related components and replacement parts: heavy construction equipment (including off-highway trucks and scrapers), compact equipment (including loader backhoes, compaction equipment, mini and midi excavators, loading machines, site dumpers, telehandlers and wheel loaders); and mobile crushing and screening equipment (including jaw crushers, cone crushers, washing screens and trommels). These products are primarily used by construction, logging, mining, industrial and government customers in construction and infrastructure projects and supplying coal, minerals, sand and gravel. Terex Construction products are currently marketed principally under the following brand names: Terex, Atlas, Benford, Fermec, Finlay, Fuchs, Pegson, Powerscreen, Schaeff and TerexLift.

Terex Cranes

     The Terex Cranes segment designs, manufactures and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, truck mounted cranes (boom trucks) and telescopic container stackers, as well as their related replacement parts and components. These products are used primarily for construction, repair and maintenance of infrastructure, building and manufacturing facilities. Currently, Terex Cranes products are marketed principally under the following brand names: Terex, American, Bendini, Comedil, Demag, Franna, Lorain, P&H, Peiner, PPM and RO-Stinger.

Terex Roadbuilding, Utility Products and Other

     The Terex Roadbuilding, Utility Products and Other segment designs, manufactures and markets fixed installation crushing and screening equipment (including crushers, impactors, screens and feeders), asphalt and concrete equipment (including pavers, plants, mixers, reclaimers, stabilizers and profilers), utility equipment (including digger derricks, aerial devices and cable placers), light construction equipment (including light towers, trowels, power buggies, generators and arrow boards), construction trailers and on/off road heavy-duty vehicles, as well as related components and replacement parts. These products are used primarily by government, utility and construction customers to build roads, maintain utility lines, trim trees and for commercial and military applications. These products are currently marketed principally under the following brand names: Terex, Advance, American Truck Company, Amida, ATC, Bartell, Benford, Bid-Well, Canica, Cedarapids, Cedarapids/Standard Havens, CMI

Johnson Ross, CMI Terex, CMI-Cifali, Grayhound, Hi-Ranger, Jaques, Load
King, Morrison, Re-Tech, Royer, Simplicity, Tatra, Terex Power, Terex Recycling and Terex Telelect.

     We also own much of the North American distribution channel for our utility products group through the distributors Terex Utilities South and Terex Utilities West. We also own 40% of Intercontinental Equipment Company, another distributor of utility products. We also operate a fleet of rental utility products under the name Terex Utilities Rental.

     We are a majority shareholder of Tatra a.s., a company incorporated under the laws of the Czech Republic. Tatra manufactures a range of 4x4 to 12x12 heavy-duty on and off-road vehicles for military and commercial applications under the Tatra brand name. We also participate in a joint venture under the name American Truck Company, or ATC. ATC assembles vehicles based on the Tatra design and technology incorporating U.S. components.

     We also lease and rent a variety of heavy equipment to third parties under the Terex Re-Rentals brand name. In January 2003, we launched the operations of Terex Financial Services, Inc., or TFS. TFS offers customers a complete line of loans and leases to assist in the acquisition of all of our products.

Terex Aerial Work Platforms

     The Terex Aerial Work Platforms segment was formed upon completion of our acquisition of Genie Holdings, Inc. and its affiliates on September 18, 2002. The Terex Aerial Work Platforms segment designs, manufactures and markets aerial work platform equipment and telehandlers. Products include material lifts, portable aerial work platforms, trailer mounted booms, articulating booms, stick booms, scissor lifts, telehandlers, related components and replacement parts, and other products. Terex Aerial Work Platforms products currently are marketed principally under the Genie and Terex brand names. These products are used primarily by customers in the construction and building maintenance industries to lift people and/or equipment as required to build and/or maintain large physical assets and structures.

Terex Mining

     The Terex Mining segment designs, manufactures and markets large hydraulic excavators and high capacity surface mining trucks, related components and replacement parts, and other products. These products are used primarily by construction, mining, quarrying and government customers in construction, excavation and supplying coal and minerals. Currently, Terex Mining products are marketed principally under the following brand names: O&K, Payhauler, Terex and Unit Rig.

                     Summary of Terms of the Exchange Offer

The Exchange Offer..We are offering to exchange up to $300,000,000 aggregate principal amount of our new 7-3/8% Senior Subordinated Notes due 2014, or new notes, which have been registered under the Securities Act of 1933, for a like amount of our outstanding 7-3/8% Senior Subordinated Notes due 2014, or old notes, which we issued on November 25, 2003 in a private offering. To exchange your old notes, you must properly tender them by following the procedures under the heading "The Exchange Offer" and we must accept them.

Expiration Date.....The exchange offer expires at 5:00 p.m., New York City time,
                    on            , 2004, unless we extend it.

Withdrawal Rights...You may withdraw the tender of your old notes at any time before 5:00 p.m., New York City time, on the expiration date. If we decide for any reason not to accept any old notes for exchange, we will return your old notes without expense to you promptly after the expiration or termination of the exchange offer.

Conditions to the
Exchange Offer......The exchange offer is subject to customary conditions, some of which we may waive. We reserve the right to terminate and amend the exchange offer at any time if any such condition occurs before the expiration date.

Interest Payments...The new notes will bear interest from the date issued.
                    Interest on your old notes accepted for exchange will cease to accrue upon issuance of the new notes.

Procedures for
Tendering
old notes...........If you are a holder of old notes who wishes to accept the exchange offer for new notes:

                    o you must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof and mail or otherwise deliver it, together with your old notes, to the exchange agent at the address set forth under "The Exchange Offer-Exchange Agent;" or

                    o arrange for The Depository Trust Company to transmit certain required information to the exchange agent in connection with a book-entry transfer.

                    Do not send Letters of Transmittal and certificates representing old notes to us.

                    By tendering your old notes in this manner, you will be representing, among other things, that:

                    o the new notes you acquire pursuant to the exchange offer are being acquired in the ordinary course of your business;

                    o you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued to you in the exchange offer;

                    o    you are not an "affiliate" of ours; and

                    o you are not a broker-dealer, and if you are a broker-dealer that you will receive the new notes for your own account, you will deliver a prospectus on resale of your new notes and that you acquired your old notes as a result of market making activities or other trading activities.

Special Procedures
for Beneficial
Owners..............If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your old notes in the exchange offer, please contact the registered owner as soon as possible and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your old notes, either arrange to have your old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed
Delivery
Procedures..........If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes according to the guaranteed delivery procedures set forth in "The Exchange Offer-Procedures for Tendering."

Appraisal or
Dissenters' Rights..Owners of old notes do not have any appraisal or dissenters'
                    rights in the exchange offer.

Consequences of
Not Exchanging
old notes...........If you do not tender your old notes or we reject your tender, you will not be entitled to any further registration rights or exchange rights, except under limited circumstances, and your old notes will continue to be subject to certain restrictions on transfer. However, your old notes will remain outstanding and entitled to the benefits of the indenture governing the new notes.

Resales.............We believe that you can offer for resale, resell or otherwise transfer the new notes without complying with further registration and prospectus delivery requirements of the Securities Act if you make the representations described above under "Procedures for Tendering old notes."

                    We base our belief on interpretations by the Securities and Exchange Commission staff in no action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the Securities and Exchange Commission would make a similar decision about our exchange offer.

                    If our belief is wrong, you could incur liabilities under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

                    If you are unable to make any of such representations and you transfer any new notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act and applicable state securities laws. We will not assume or indemnify you against such liability.

Federal Tax
Consequences........Your exchange of old notes for new notes pursuant to the exchange offer generally will not result in any gain or loss to you for United States federal income tax purposes. For more information, see "Certain United States Federal Income Tax Consequences."

Use of Proceeds.....We will receive no proceeds from the exchange offer. We will pay all of our expenses related to the exchange offer.

Exchange Agent......HSBC Bank USA.

                         Summary Terms of the New Notes

     The exchange offer relates to the exchange of up to $300,000,000 aggregate principal amount of the old notes for an equal aggregate principal amount of new notes. The form and terms of the new notes will be the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the Indenture. See "Description of the New Notes" for a more complete description of the new notes.

Issuer..............Terex Corporation

Securities Offered..$300,000,000 aggregate principal amount of 7-3/8% Senior
                    Subordinated Notes due 2014

Maturity............January 15, 2014

Interest Payment
Dates...............We will pay interest on the new notes semi-annually on
                    January 15 and July 15 of each year, beginning July 15,
                    2004.

Ranking.............The new notes will be our senior subordinated unsecured obligations. They will rank senior in right of payment to any of our future subordinated indebtedness, equal in right of payment with any of our existing and future senior subordinated indebtedness, and subordinated in right of payment to any of our existing and future senior indebtedness. The new notes will be effectively subordinated to indebtedness and other liabilities of our subsidiaries which are not guarantors. As of December 31, 2003, we had approximately $564 million of senior indebtedness and approximately $798 million of senior subordinated indebtedness, our subsidiaries which are guarantors had approximately $477 million of senior indebtedness, and our subsidiaries which are not guarantors had approximately $78 million of indebtedness.

Guarantees..........Substantially all of our domestic subsidiaries will guarantee the new notes with unconditional guarantees of payment that will effectively rank below their senior debt, but will rank equal to their other senior subordinated debt, in right of payment.

Optional Redemption
by Us...............Except in the case of certain equity offerings by us, we cannot choose to redeem the new notes until January 15, 2009. At any time after that date (which may be more than once), we can choose to redeem some or all of the new notes at certain specified prices plus accrued interest.

Optional Redemption
after Equity
Offerings...........At any time (which may be more than once) before January 15,
                    2007, we can choose to redeem up to 35% of the outstanding new notes with money that we raise in one or more public equity offerings, as long as we pay 107.375% of the principal amount of the new notes plus accrued interest and at least 65% of the new notes originally issued remain outstanding afterwards. See "Description of the New Notes-Optional Redemption."

Change of Control...Upon a change of control, each holder may require us to repurchase all or a portion of the new notes at a purchase price of 101% of their principal amount plus accrued interest, if any, to the date of purchase. See "Description of the New Notes-Change of Control."

Covenants...........The indenture will contain covenants that limit what we (and most or all of our subsidiaries) may do. The indenture will limit our ability to:

                    o    incur additional indebtedness;

                    o    pay dividends and make distributions;

                    o    make certain investments;

                    o permit payment or dividend restrictions on certain of our subsidiaries;

                    o    transfer and sell assets;

                    o    create certain liens;

                    o    engage in certain transactions with affiliates;

                    o    issue stock of subsidiaries; and

                    o consolidate or merge or sell all or substantially all of our assets and the assets of our subsidiaries.

                    In addition, we will be obligated to offer to repurchase the new notes at a price of 100% of their principal amount plus accrued interest to the date of repurchase in the event of certain asset sales.

                    These restrictions and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the New Notes-Certain Covenants."

     For more complete information about the notes, see the "Description of the New Notes" section of this prospectus.

                                  Risk Factors

     See "Risk Factors" beginning on page 8 for a discussion of certain factors that you should consider before participating in the exchange offer.

                                  RISK FACTORS

     You should carefully consider the following risk factors in connection with the exchange offer and your decision to exchange your old notes for new notes. You should also consider the other information contained or incorporated by reference in this prospectus.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

                       Risks Related to the Exchange Offer

You are responsible for compliance with exchange offer procedures; You will not receive notice from the exchange agent or us of defects or irregularities in your tender your old notes.

     Issuance of the new notes in exchange for your old notes pursuant to this exchange offer will be made only after a timely receipt by us of your old notes, a properly completed and signed Letter of Transmittal and all other required documents. Therefore, if you desire to tender your old notes in exchange for new notes you should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us are under any duty to give notification of defects or irregularities in the tender of your old notes for exchange. Old notes that are not tendered or are tendered but not accepted for exchange will, following the completion of this exchange offer, continue to be subject to the existing restrictions on transfer of the old notes and, upon completion of this exchange offer, our obligation to register your old notes will terminate.

There may be consequences if you do not exchange your old notes for new notes.

     If you do not exchange your old notes for the new notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the old notes under any law. In addition, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be damaged. For more information on the consequences of not exchanging your old notes, see "The Exchange Offer - Consequences of Failure to Exchange."

                 Risks Related to the Offering of the New Notes

Our significant debt levels may limit our future ability to obtain additional financing and to pursue business opportunities.

     As of December 31, 2003, we had total debt of approximately $1,362 million, which represented approximately 61% of our total capitalization. The proceeds from the sale of the old notes, together with $119 million of cash, were used primarily to repay some of our debt.

     There are several important consequences of having debt, including the following:

     o a portion of our cash from operating activities will be used to pay principal and interest on our debt;

     o competitive pressures and adverse economic conditions are more likely to have a negative effect on our business; and

     o our ability to make acquisitions and to take advantage of significant business opportunities may be negatively affected.

     Our ability to pay the required interest and principal payments on our debt depends on the future performance of our business. The performance of our business is subject to general economic conditions and other financial and business factors. Many of these factors are beyond our control. If we do not have enough cash flow in the future to pay the required interest or principal payments on our debt, we may be required to refinance all or a part of our debt or borrow additional amounts. We do not know if refinancing our debt will be possible at that time or if we will be able to find someone who will lend us more money.

     In addition, because approximately 50% of our debt bears interest at floating rates, an increase in interest rates could adversely affect our ability to make the required interest and principal payments on our debt.

Our inability to comply with the restrictive debt covenants contained in the Indenture for the notes could lead to an acceleration of our debt under our debt agreements and possibly bankruptcy.

     The indenture for the notes and our other existing debt agreements contain a number of significant covenants. These covenants limit our ability to, among other things, borrow additional money, make capital expenditures, pay dividends, dispose of assets and acquire new businesses. These covenants also require us to meet certain financial tests. Specifically, some of our financial tests include a pro forma consolidated leverage ratio test, a consolidated interest ratio test, a consolidated fixed charge ratio test, a pro forma consolidated senior secured debt leverage ratio test and a capital expenditures test, as such tests are defined in our existing debt agreements. While we are currently in compliance with all of the foregoing tests, increases in our debt or decreases in our earnings could cause us to be in default of our covenants related to a pro forma consolidated leverage ratio test, a pro forma consolidated senior secured debt leverage ratio test, a consolidated interest ratio test and a consolidated fixed charge ratio test, as defined and included in our debt agreements. In addition, changes in economic or business conditions, results of operations or other factors could cause us to default under our debt agreements. If we are unable to comply with these covenants, there would be a default under our debt agreements. A default, if not waived by our lenders, could result in acceleration of our debt and possibly bankruptcy.

Since the notes are senior subordinated debt, there may not be sufficient assets to pay amounts owed on the notes if a default occurs.

     The notes will be subordinated to the prior payment in full of all existing and future senior indebtedness and equal in right of payment with all other existing and future senior subordinated indebtedness. The guarantees of our subsidiaries will be subordinated to the prior payment in full of all senior indebtedness of each subsidiary that is a guarantor of the notes, including obligations under our bank credit facility, and equal in right of payment with all other existing and future senior subordinated indebtedness of each such subsidiary. Because of the subordination provisions of the notes, in the event of our bankruptcy, liquidation or reorganization, our assets and the assets of any of our subsidiaries that are guarantors of the notes would be available to pay obligations on the notes only after all payments have been made on our senior indebtedness and the senior indebtedness of such subsidiary guarantors.

     We cannot assure you that there will be sufficient assets remaining after all payments have been made to pay amounts due on the notes then outstanding. As of December 31, 2003, we had (i) approximately $564 million of senior indebtedness outstanding (excluding unused commitments), (ii) approximately $798 million of senior subordinated indebtedness outstanding and (iii) approximately $1,362 million of total indebtedness outstanding, and the subsidiary guarantors had approximately $477 million of indebtedness outstanding, all of which is senior indebtedness. In addition, certain events of default under our senior indebtedness would prohibit us from making any payments on the notes, including payments on interest when due. The term "senior indebtedness" is defined in the "Description of the Notes" section of this prospectus. We are permitted to incur substantial additional indebtedness, some or all of which may be senior indebtedness.

     Some but not all of our subsidiaries will guarantee the notes. Claims of creditors of any subsidiaries which do not guarantee the notes, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, will generally have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including holders of the notes, even if the obligations of those subsidiaries do not constitute senior indebtedness. As of December 31, 2003, our subsidiaries that are not guarantors had approximately $78 million of indebtedness outstanding.

     In addition to being subordinated to all of our senior indebtedness, the notes will not be secured by any of our assets or the assets of the subsidiaries that are guarantors of the notes. Our obligations and the obligations of the subsidiary guarantors under our bank credit facility are secured by a security interest in substantially all of our property and such subsidiary guarantors, including inventory, equipment, receivables and intangible assets such as licenses, trademarks and customer lists. If we become insolvent or are liquidated, or if payment under our bank credit facility is accelerated, lenders under the bank credit facility would be entitled to exercise the remedies available to a secured lender. Therefore, our bank lenders will have a claim on such assets before the holders of the notes. We cannot assure you that the liquidation value of our assets would be sufficient to repay in full the indebtedness under the bank credit facility and our other indebtedness, including the notes.

As a result of fraudulent conveyance laws, a court could void a guarantee of a subsidiary, in which event noteholders would cease to have a claim against such subsidiary guarantor.

     Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws, a court could subordinate or void any guarantee and require noteholders to return payments received from guarantors if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following:

     o    insolvent or was rendered insolvent because of the guarantee,

     o engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital, or

     o intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay at maturity.

     If a court avoided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, noteholders would cease to have a claim is against this guarantor and would be solely creditors of the Company.

It may not be possible for us to purchase notes on the occurrence of a change of control.

     Upon the occurrence of a change in control, you may require us to purchase all or a portion of your notes, and the holders of our currently outstanding $200 million 9-1/4% Senior Subordinated Notes due 2011 and our $300 million 10-3/8% Senior Subordinated Notes due 2011 may require us to repurchase all or any portion of their notes. If a change in control were to occur, we may not have enough funds to pay the purchase price for all tendered notes. Any future credit agreements or other agreements relating to our indebtedness may contain provisions that prohibit the purchase of the notes and the currently outstanding senior subordinated notes upon a change in control or may provide that a change in control constitutes an event of default under that agreement. If a change in control occurs at a time when we are prohibited from purchasing the notes and the currently outstanding senior subordinated notes, we could seek the consent of our lenders to purchase the notes and the currently outstanding senior subordinated notes or could attempt to refinance this debt. If we do not obtain a consent, we could not purchase the notes and the currently outstanding senior subordinated notes. Our failure to purchase tendered notes and the currently outstanding senior subordinated notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other debt. In such circumstances, or if a change in control would constitute an event of default under our senior indebtedness, the subordination provisions of the indenture would restrict payments to you. The term "change in control" is limited to certain specified transactions and may not include other events that may harm our financial condition. Our obligation to offer to purchase the notes upon a change in control would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. The term "change of control" is defined in the "Description of the Notes--Certain Definitions" section.

You cannot be sure that an active trading market will develop for the new notes.

     The new notes are being offered to the holders of the old notes. The old notes were issued on November 25, 2003 to a small number of institutional investors and overseas investors and are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for the remaining untendered old notes could be adversely affected. There is no existing trading market for the new notes. We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of new note holders to sell their new notes or the price at which the new notes might be sold. Although the initial purchasers of the old notes (the "initial purchasers") have informed us that they currently intend to make a market in the new notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. As a result, the market price of the new notes could be adversely affected. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse effect on holders of the new notes.

                          Risks Related to Our Business

Our business is highly cyclical.

     The demand for our products depends upon the general economic conditions of the markets in which we compete. Downward economic cycles result in reductions in sales of our products, which may reduce our profits. We have taken a number of steps to reduce our fixed costs and diversify our operations to decrease the negative impact of these cycles. There can be no assurance, however, that these steps will prevent the negative impact of poor economic conditions.

We operate in a highly competitive industry.

     We compete in a highly competitive industry. To compete successfully, our products must excel in terms of quality, price, product line, ease of use, safety and comfort, and we must also provide excellent customer service. The greater financial resources of certain of our competitors may put us at a competitive disadvantage.

We may face limitations on our ability to integrate acquired businesses.

     We expect to continue our strategy of identifying and acquiring businesses with complementary products and services which we believe will enhance our operations and profitability. We may pay for future acquisitions from internally generated funds, bank borrowings, public offerings, private sales of stock or bonds, or some combination of these methods. However, we cannot give any assurance that we will be able to continue to find suitable businesses to purchase or that we will be able to raise the money necessary to complete future acquisitions.

     In addition, we cannot guarantee that we will be able to successfully integrate any business we purchase into our existing business or that any acquired businesses will be profitable. The successful integration of new businesses depends on our ability to manage these new businesses and cut excess costs. Further, in connection with acquisitions, we may need to consolidate or restructure our newly acquired or existing facilities, which may require expenditures for severance obligations related to reductions in workforce and other charges resulting from the consolidations or restructurings, such as write-down of inventory and lease termination costs. If we are unable to complete the integration of new businesses in a timely manner, it could have a materially adverse effect on our results of operations and financial condition.

     For example, in 2002 we acquired Demag Mobile Cranes GmbH & Co. KG, a manufacturer of cranes, and Genie Holdings, Inc., a manufacturer of aerial work platform equipment. After comparing these acquired businesses with our existing businesses and considering how best to integrate their operations and products with our operations and products, we initiated a series of restructuring projects aimed at addressing product, channel and production overlap. These projects included eliminating certain product lines and closure of certain facilities. As a result of these restructuring projects, we recorded charges in the fourth quarter of 2002 of $22.8 million for restructuring actions related to the acquisition of Demag and $1.9 million for restructuring actions related to the acquisition of Genie. These charges included employee termination costs, costs associated with asset disposals and facility exit costs.

We rely on key management.

     We rely on the management and leadership skills of Ronald M. DeFeo, Chairman of the Board, President and Chief Executive Officer. Mr. DeFeo has an employment agreement with us which expires on December 31, 2004. The loss of his services could have a significant, negative impact on our business.

Some of our customers rely on financing with third parties to purchase our products.

     We rely on sales of our products to generate cash from operations. A significant portion of our sales are financed by third party finance companies on behalf of our customers. The availability of financing by third parties is affected by general economic conditions, the credit worthiness of our customers and the estimated residual value of our equipment. Deterioration in the credit quality of our customers or the estimated residual value of our equipment could negatively impact the ability of such customers to obtain the resources needed to make purchases of our equipment. In addition, as a result of the current economic climate, the availability of third party financing has been limited for some of our customers, which has had a negative effect on such customers' ability to arrange third party financing.

Our Genie subsidiary provides financing for some of our Aerial Work Platform customers.

     Our Terex Aerial Work Platforms segment, directly and through joint ventures, provides financing for some of its customers, primarily in Europe and the United States, to purchase its equipment. For the most part, this financing represents sales type leases and operating leases. It has been the Terex Aerial Work Platforms segment's policy to provide such financing to its customers in situations where it anticipates that it will be able to sell the financing obligations to a third party financial institution within a short period of time. However, until such financing obligations are sold to a third party or if the Terex Aerial Work Platforms segment is unable to sell such obligations to a third party, the Terex Aerial Work Platforms segment retains the risks resulting from such customer financing. The results of our Terex Aerial Work Platforms segment, and the Company, could be adversely affected in the event that such customers default on their contractual lease payments to the Company. The results of our Terex Aerial Work Platforms segment, and the Company, also could be adversely affected if the residual values of such leased equipment declines below its original estimated values and the Company is forced to subsequently sell such equipment at a loss.

We are subject to currency fluctuations and other risks from our international operations.

     Our products are sold in over 100 countries around the world. Thus, our revenues are generated in foreign currencies, including the Euro, British Pound Sterling, Australian Dollar and the Czech Koruna, while costs incurred to generate those revenues are only partly incurred in the same currencies. Since our financial statements are denominated in U.S. Dollars, changes in currency exchange rates between the U.S. Dollar and other currencies have had, and will continue to have, an impact on our earnings. To date, this impact has not been material on our earnings. To reduce this currency exchange risk, we may buy protecting or offsetting positions (known as "hedges") in certain currencies to reduce the risk of an adverse currency exchange movement. We have not engaged in any speculative or profit motivated hedging activities. Although we partially hedge our revenues and costs, currency fluctuations will impact our financial performance in the future.

     Our international operations are also subject to a number of potential risks. Such risks include, among others, currency exchange controls, labor unrest, regional economic uncertainty, political instability, restrictions on the transfer of funds into or out of a country, export duties and quotas, domestic and foreign customs and tariffs, current and changing regulatory environments, difficulty in obtaining distribution support and potentially adverse tax consequences. These factors may have an adverse effect on our international operations in the future.

Compliance with environmental and other governmental regulations could be costly and require us to make significant expenditures.

     We generate hazardous and nonhazardous wastes in the normal course of our manufacturing operations. As a result, we are subject to a wide range of federal, state, local and foreign environmental laws and regulations. These laws and regulations govern actions that may have adverse environmental effects and also require compliance with certain practices when handling and disposing of hazardous and nonhazardous wastes. These laws and regulations also impose liability for the costs of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of hazardous substances, should any of such events occur. No such incidents have occurred which required us to pay material amounts to comply with such laws and regulations.

     Compliance with these laws and regulations has, and will continue to require, us to make expenditures. We do not expect that these expenditures will have a material adverse effect on our business or profitability.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the sections entitled "Prospectus Summary" and "Risk Factors," contains forward-looking statements that involve risks and uncertainties. Generally, the words "may," "expects," "intends," "anticipates," "plans," "projects," "estimates" or similar words are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on our current expectations and projections about future events. These statements are not guarantees of future performance. It is possible that actual events and results will differ materially as future events are difficult to predict. In addition, many of the risks, uncertainties and assumptions about us are beyond our control. Some of these risks, uncertainties and assumptions are:

     o our business is highly cyclical and weak general economic conditions may affect the sales of our products and our financial results;

     o the sensitivity of construction, infrastructure and mining activity and products produced for the military to interest rates and government spending;

     o    our ability to successfully integrate acquired businesses;

     o    the retention of key management personnel;

     o our businesses are in very competitive industries and may be affected by pricing, product and other actions taken by our competitors;

     o    changes in laws and regulations;

     o we manufacture and sell our products in many countries and we may be affected by changes in exchange rates between currencies, as well as international politics;

     o our ability to manufacture and deliver our products to customers on a timely basis;

     o dependence of some of our customers relying on third party financing to purchase our products;

     o the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis;
     o we have a significant amount of debt and our debt agreements contain a number of restrictive covenants; and

     o    we are subject to various environmental laws and regulations.

     The forward-looking statements made in this prospectus reflect our expectations and projections as of the date of this prospectus. We do not undertake any obligation to update publicly any forward-looking statement which may result from changes in events, conditions, circumstances or expectations on which we have based any forward-looking statement.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     The old notes were sold by us on November 25, 2003 to the initial purchasers with further distribution permitted only to (i) qualified institutional buyers under Rule 144A under the Securities Act and (ii) persons in offshore transactions in reliance on Regulation S under the Securities Act. In connection with the sale of the old notes, we and the initial purchasers entered into a Registration Rights Agreement which requires us to file with the Securities and Exchange Commission the registration statement of which this prospectus is a part within 60 days of the date of the issuance of the old notes (the "Issuance Date") with respect to a registered offer to exchange the old notes for new notes, identical in all material respects to the old notes, and to use its best efforts to cause such registration statement to become effective under the Securities Act within 150 days of the Issuance Date. We will keep the exchange offer open for not less than 30 days after the date notice of the exchange offer is mailed to the holders. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The exchange offer is being made pursuant to the Registration Rights Agreement to satisfy our obligations thereunder.

Resale of New Notes

     We believe that, except as described below, the new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any holder of the new notes (other than any holder which is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

          (i) you acquired such new notes in the ordinary course of your business;

          (ii) you have no arrangement or understanding with any person to participate in the distribution of such new notes; and

         (iii) you are not engaged in, and do not intend to engage in, a distribution of such new notes.

          By tendering old notes for new notes, you will represent to us, that:

          (i) the new notes issued in the exchange offer are being acquired in the ordinary course of business of the person receiving the new notes, whether or not such person is the holder;

          (ii) neither you nor any such other person is engaging in or intends to engage in a distribution of such new notes;

         (iii) neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes within the meaning of the Securities Act; and

          (iv) neither you nor any such other person is an affiliate of ours.

     In the event that you cannot make the requisite representations to us, you cannot rely on such interpretation by the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically set forth herein.

     We base our belief on interpretations by the Securities and Exchange Commission staff in no action letters issued to other issuers in exchange offers like ours. We have not, however, asked the Securities and Exchange Commission to consider this particular exchange offer in the context of a no action letter. Therefore, you cannot be sure that the Securities and Exchange Commission will treat this exchange offer in the same way it has treated other exchange offers in the past. If our belief is wrong, you could incur liabilities under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

     Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes, and that it has not entered into any arrangement or understanding with us or any affiliate of ours to distribute new notes in connection with any resale of such new notes. See "Plan of Distribution."

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept for exchange any and all old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes surrendered pursuant to the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

     The form and terms of the new notes will be the same as the form and terms of the old notes except the new notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the old notes, such that both series will be treated as a single class of debt securities under the Indenture.

     As of the date of this prospectus, $300 million aggregate principal amount of the old notes are outstanding. This prospectus, together with the Letter of Transmittal, is being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer. The exchange offer is not conditioned with any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain conditions, as described under " -Conditions."

     We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old notes which are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

     We will be deemed to have accepted for exchange properly tendered old notes when, as and if we have given oral or written notice thereof to the exchange agent and complied with the provisions of the Indenture. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender old notes in the exchange offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See " -Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "Expiration Date" shall mean 5:00 p.m., New York City time on
        , 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term "Expiration Date" shall mean the latest date to which the exchange offer is extended. If the exchange offer is not completed by May 24, 2004, the interest rate on the old notes shall be increased by one half of one percent (0.5%) per year until the exchange offer is completed.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     We reserve the right, in our sole discretion, (i) to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of old notes not previously accepted, if any of the conditions set forth below under " -Conditions" have not been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent or (ii) to amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to the holders of the old notes, whether before or after any tender of the new notes. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the holders. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly notify holders of the amendment by means of a prospectus supplement that will be distributed to the registered holders, if required by law, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones news service.

Interest on the New Notes

     The new notes will bear interest at 7-3/8% per annum from the date of original issue. Interest on the new notes will be payable semi-annually, in arrears, on January 15 and July 15 of each year, commencing on July 15, 2004. Holders of new notes will receive interest on July 15, 2004 from the date of initial issuance of the new notes, plus an amount equal to the accrued interest on the old notes from January 15, 2004 to the date of exchange for new notes. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the new notes.

Conditions

     We will not be required to accept for exchange, or exchange any new notes for, any old notes, and may terminate the exchange offer before the acceptance of any old notes for exchange, if:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer, or

     (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer, or

     (c) any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

     If we determine in our sole discretion that any of these conditions are not satisfied, we may (i) refuse to accept any old notes and return all tendered old notes to the tendering holders, (ii) extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such old notes to withdraw their tendered old notes, or (iii) waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn.

     The foregoing conditions are for the sole benefit of us and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of our rights shall not be deemed a waiver of any such right, and each such right, will be deemed an ongoing right which may be asserted at any time and from time to time.

Procedures for Tendering

     Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, you must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or such facsimile, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) old notes must be received by the exchange agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such old notes, if such procedure is available, into the exchange agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the exchange agent prior to the Expiration Date, or (iii) you must comply with the guaranteed delivery procedures described below. To be tendered effectively, the old notes, Letter of Transmittal and other required documents must be received by the exchange agent at the address set forth below under " -Exchange Agent".

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for and on behalf of such holders.

     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such old notes should contact the registered holder promptly and instruct such holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its old notes, either make appropriate arrangements to register ownership of the old notes in its name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any Eligible Institution (as defined below) unless the old notes tendered pursuant thereto are tendered (i) by a holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (each, an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the holder of any old notes listed therein, the old notes must be endorsed or accompanied by a properly completed bond power, in satisfactory form as determined by us in our sole discretion, signed by the holder as the holder's name appears on the old notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of counsel for us, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     While we have no present plan to acquire any old notes that are not tendered in the exchange offer, we reserve the right in its sole discretion to
(i) purchase or make offers for any old notes that remain outstanding subsequent to the Expiration Date, (ii) as set forth above under "-Conditions," to terminate the exchange offer, or (iii) redeem the old notes as a whole or in part at any time and from time to time, as set forth under "Description of New Notes-Optional Redemption," or (iv) to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such old notes or a timely Book-Entry confirmation of such old notes into the exchange agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered old notes are not accepted for exchange for any reason set forth in the terms and conditions of the exchange offer, or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non exchanged old notes will be returned without expense to the tendering holder thereof (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, the non exchanged old notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the old notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make Book-Entry delivery of old notes by causing the Book-Entry Transfer Facility to transfer such old notes into the exchange agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

     If you wish to tender your old notes and (i) your old notes are not immediately available or (ii) you cannot deliver your old notes, the Letter of Transmittal or any other required documents to the exchange agent prior to the Expiration Date, you may effect a tender if:

     (a) The tender is made through an Eligible Institution;

     (b) Prior to the Expiration Date, the exchange agent receives from an Eligible Institution a properly completed and duly signed Letter of Transmittal and the Notice of Guaranteed Delivery, substantially in the form provided by us (by facsimile transmission, mail or hand delivery) setting forth your name and address, the registered number(s) of the old notes and the principal amount of old notes tendered, stating that the tender is being made by guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the old notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the exchange agent; and

     (c) Properly completed and signed Letter of Transmittal (or facsimile thereof), as well as all tendered old notes in proper form for transfer or a Book-Entry Confirmation, and all other documents required by the Letter of Transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the Expiration Date. Upon request of the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tender

     Except as otherwise provided herein, you may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

          (i) specify the name of the person having deposited the old notes to be withdrawn (the "Depositor");

          (ii) identify the old notes to be withdrawn (including the principal amount of the old notes and, in the case certificates representing the old notes have been tendered, registered number or numbers and or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited);

         (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have The Bank of New York, the trustee with respect to the old notes, register the transfer of such old notes into the name of the person withdrawing the tender; and

          (iv) specify the name in which any such old notes are to be registered, if different from that of the Depositor.

     All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, whose determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are not accepted for payment will be returned to the holder thereof without cost to the holder (or, is the case of old notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer

Facility pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with such Book-Entry Transfer Facility) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" and "--Book-Entry Transfer" at any time prior to the Expiration Date.

Exchange Agent

     HSBC Bank USA has been appointed as exchange agent of the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

---------------------------------- ---------------------------------------------
By Registered or Certified Mail:   By Overnight Courier and By Hand Delivery
                                   After 4:30pm on Expiration Date:
---------------------------------- ---------------------------------------------
HSBC Bank USA                                    HSBC Bank USA
Issuer Services Operations                 Issuer Services Operations
One Hanson Place                                One Hanson Place
Lower Level                                       Lower Level
Brooklyn, New York 11243                    Brooklyn, New York 11243
Attention: Paulette Shaw                    Attention: Paulette Shaw
---------------------------------- ---------------------------------------------
By Hand Delivery to 4:30pm:                      By Facsimile:
                                                 (718) 488-4488
---------------------------------- ---------------------------------------------
HSBC Bank USA
Issuer Services Operations                    Confirm by telephone:
One Hanson Place                                 (718) 488-4475
Lower Level
Brooklyn, New York 11243
Attention: Paulette Shaw
---------------------------------- ---------------------------------------------

Fees and Expenses

     The expenses of soliciting tenders will be paid by us. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile, or in person by officers and regular employees of ours and our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

     The cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $150,000. Such expenses include fees and expenses of the exchange agent and Trustee, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any transfer taxes (whether imposed on the holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from such payment is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

     Holders of old notes who do not exchange their old notes for new notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old notes as set forth in the legend on the old notes and in the Indenture as a result of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities law. Accordingly, the old notes may be resold only (i) to us (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the old notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. We do not currently anticipate that we will register under the Securities Act the resale of any old notes that remain outstanding after consummation of the exchange offer. However, generally, (i) if any Initial Purchaser so requests with respect to old notes not eligible to be exchanged for Exchange Notes in the exchange offer and held by it following consummation of the exchange offer or (ii) if any holder of old notes is not eligible to participate in the exchange offer or, in the case of any holder of old notes that participates in the exchange offer, does not receive freely tradeable Exchange Notes in exchange for old notes, we are obligated to file a registration statement on the appropriate form under the Securities Act relating to the old notes held by such persons.

Accounting Treatment

     The new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer will be amortized over the term of the new notes.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our unaudited historical ratios of earnings to fixed charges for the periods indicated below:


                                        Year Ended December 31,
                                   ---------------------------------
                                   1999   2000  2001   2002  2003
Ratio of earnings                  ----   ----  ----   ----  ----
to fixed charges...................2.1x   2.5x  1.2x    (1)   (1)

------------------
(1) For the years ended December 31, 2002 and 2003, fixed charges exceeded earnings by $28.2 million and $35.3 million, respectively.

     In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, preferred stock accretion, amortization of indebtedness issuance costs, and rental expense representative of the interest factor.



                                 USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the new notes offered hereby. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, the forms and terms of which are identical, in all material respects, to the new notes. The old notes surrendered in exchange for new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness. Proceeds from the sale of the privately placed old notes were used to repay indebtedness and for fees and expenses in connection with the sale of the old notes.

                                 CAPITALIZATION

     The following table shows our capitalization as of December 31, 2003.

                                                       As of December 31, 2003
                                                         (dollars in millions)

Cash and cash equivalents...............................      $  467.5
                                                              ==========
Debt:
  Bank credit facility - revolving debt.................      $   35.1
  Bank credit facility - term debt......................         378.2
  10-3/8% Senior Subordinated Notes due April 1, 2011...         300.0
  9-1/4% Senior Subordinated Notes due July 15, 2011....         200.0
  7-3/8% Senior Subordinated Notes due January 15, 2014.         297.3
  Other.................................................         151.0
                                                              ----------
     Total debt.........................................       1,361.6
                                                               -------
Stockholders' equity:
  Common stock, $0.01 par value--authorized
    $150.0 million shares; 50.0 million shares issued...           0.5
  Additional paid-in capital............................         795.1
  Retained earnings.....................................          41.9
  Accumulated other comprehensive income (loss).........          57.0
  Less cost of shares of common stock in treasury
   (1.2 million shares)......................... ........        (17.8)
                                                              ----------
    Total stockholders' equity..........................         876.7
                                                              ----------
    Total capitalization................................      $2,238.3
                                                              ==========

                          DESCRIPTION OF THE NEW NOTES

     The old notes were, and the new notes will be, issued under an Indenture, dated as of November 25, 2003 (the "Indenture") among the guarantors named therein (the "Subsidiary Guarantors"), HSBC Bank USA, as trustee, and us.

     The following is a summary of certain provisions of the Indenture and the notes. The following summary of certain provisions of the Indenture and the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the notes, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. We urge you to read the Indenture and form of notes because they, not this description, define your rights as holders of these notes. You may request copies of these documents at our address set forth under the heading "Where You can Find More Information."

     In this section, entitled "Description of the Notes," when we refer to "Terex," "we," "our" or "us," we are referring to Terex Corporation and not its subsidiaries.

General

     Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of Terex in the Borough of Manhattan, the City of New York (which initially shall be the corporate trust office of the trustee, at 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services), except that, at the option of Terex, payment of interest may be made by check mailed to the address of the holders as such address appears in the note register.

     The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. See "--Book-Entry, Delivery and Form." No service charge shall be made for any registration or exchange of notes, but Terex may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the New Notes

     The new notes:

     o will be unsecured senior subordinated obligations of Terex maturing on January 15, 2014;

     o will be subordinate in right of payment to certain other debt obligations of Terex; and

     o will bear interest at 7-3/8% per annum from their date of original issuance and will be paid semiannually.

     Subject to compliance with the covenant described under "Certain Covenants--Limitation on Indebtedness," we may issue additional notes under the Indenture in a principal amount not to exceed $200 million in the aggregate (the "additional notes"). The new notes will be subordinate in right of payment to certain of our other debt obligations. The new notes will be payable semiannually to holders of record at the close of business on January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing July 15, 2004. We will pay interest on overdue principal at 1% per annum in excess of such rate, and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

     Except as set forth in the following paragraph, we will not be entitled to redeem the notes at our option prior to January 15, 2009. Thereafter, we will be entitled at our option to redeem all or a portion of the notes, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15, of the years set forth below:

                  Redemption Period                  Price
                  -----------------                  -----
                  2009                               103.688%
                  2010                               102.458%
                  2011                               101.229%
                  2012 and thereafter                100.000%


     In addition, before January 15, 2007, we may at our option on one or more occasions redeem in the aggregate up to 35.0% of the original principal amount of the notes (including the original principal amount of any additional notes) with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 107.375% plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the notes originally outstanding remains outstanding (including the original principal amount of any additional notes) after each such redemption.

     In the case of any partial redemption, we will select the notes for redemption in accordance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a securities exchange, the trustee will select the notes on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate, although no note in original principal amount of $1,000 or less shall be redeemed in part. If any new note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

     The notes will not have the benefit of a sinking fund.

Subsidiary Guarantees

     Our obligations pursuant to the notes, including the repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by each of the Subsidiary Guarantors. Each Subsidiary Guarantee will not exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, a court could deem it unenforceable or subordinate it to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors--Since the notes are senior subordinated debt, there may not be sufficient assets to pay amounts owed on the notes if a default occurs" and "Risk Factors--As a result of fraudulent conveyance laws, a court could void a guarantee of a subsidiary, in which event noteholders would cease to have a claim against such subsidiary guarantor."

     Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "Certain Covenants--Merger and Consolidation"; provided, however, that if such other Person is not Terex or another Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guarantee must be expressly assumed by such other Person. However, generally upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to us or any of our Affiliates) permitted by the Indenture (including pursuant to the exercise of remedies in respect of any Lien on the capital stock of a Subsidiary Guarantor, which Lien secures outstanding Bank Indebtedness), such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee.

Subordination

     The indebtedness evidenced by the notes will be our senior subordinated obligations. The payment of the principal of, premium (if any), and interest on the notes is contractually subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all of our Senior Indebtedness.

     The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be a senior subordinated obligation of such Subsidiary Guarantor. As such, the rights of noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guarantee will be contractually subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described herein with respect to our obligations under the notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

     Our indebtedness and indebtedness of the Subsidiary Guarantors that constitutes Senior Indebtedness will rank senior to the notes and the relevant Subsidiary Guarantee in accordance with the provisions of the Indenture. The notes will in all respects rank pari passu with all of our other Senior Subordinated Indebtedness and the Subsidiary Guarantees will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Subsidiary Guarantors. Furthermore, the notes will rank senior to all of our other Subordinated Obligations and the Subsidiary Guarantees will rank senior to all other Subordinated Obligations of the Subsidiary Guarantors. See " Subsidiary Guarantees," "Risk Factors--Since the notes are senior subordinated debt, there may not be sufficient assets to pay amounts owed on the notes if a default occurs" and "Risk Factors--As a result of fraudulent conveyance laws, a court could void a guarantee of a subsidiary, in which event noteholders would cease to have a claim against such subsidiary guarantor."

     As of December 31, 2003, (i) the Senior Indebtedness of Terex and the Subsidiary Guarantors, to which the notes are contractually subordinated, was approximately $564 million, consisting principally of approximately $413 million of Indebtedness Incurred under the Credit Facility, (ii) there was approximately $500 million of Senior Subordinated Indebtedness of Terex or the Subsidiary Guarantors ranking pari passu with the notes or the Subsidiary Guarantees, consisting of the Existing Notes and the subsidiary guarantees thereof, and
(iii) there were no Subordinated Obligations ranking junior to the notes or the Subsidiary Guarantees.

     In addition, claims of creditors of our subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including the holders of the notes, even if such obligations do not constitute Senior Indebtedness. The notes therefore will be effectively subordinated to existing and future liabilities of our subsidiaries, except to the extent that the Subsidiary Guarantees may be enforceable by holders of the notes against the Subsidiary Guarantors.

     We and the Subsidiary Guarantors have agreed in the Indenture that none of us will Incur any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Senior Indebtedness of Terex or any Subsidiary Guarantor, and senior in any respect in right of payment to the notes, in the case of Terex, or to the applicable Subsidiary Guarantee, in the case of a Subsidiary Guarantor. Unsecured Indebtedness is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.

     We may not pay principal of, premium (if any) or interest on, the notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not repurchase, redeem or otherwise retire any notes (collectively, "pay the notes") if (i) any amount of principal, interest or other payments due under the Designated Senior Indebtedness has not been paid when due and remains outstanding or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, we may pay the notes without regard to the foregoing if we and the trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior

Indebtedness pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, we may not pay the notes for a period (a "Payment Blockage Period") (a) commencing upon the receipt by the trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and (b) ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the trustee and Terex from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing (solely as evidenced by written notice to the trustee by the Representative of such Designated Senior Indebtedness which notice shall be promptly delivered) or
(iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions described in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, we may resume payments on the notes after the end of such Payment Blockage Period. The notes will not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

     Upon any payment or distribution of the assets of either us or any Subsidiary Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding, or any bankruptcy, insolvency, receivership or similar proceeding, relating to either us or any Subsidiary Guarantor or its property or an assignment for the benefit of creditors or marshalling of assets and liabilities of ours or any Subsidiary Guarantor: (i) the holders of Senior Indebtedness will be entitled to receive payment in full of such Senior Indebtedness before the noteholders are entitled to receive any payment, and (ii) until the Senior Indebtedness is paid in full, any payment or distribution to which noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a payment or distribution is made to noteholders that, due to the subordination provisions, should not have been made to them, such noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the notes is accelerated because of an Event of Default, we or the trustee will promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration.

     Under the terms of the Indenture, in the event of insolvency: (i) our creditors or the creditors of a Subsidiary Guarantor who are holders of Senior Indebtedness of Terex or such Subsidiary Guarantor, as the case may be, may recover more, ratably, than the noteholders, and (ii) our creditors or the creditors of such Subsidiary Guarantor who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the noteholders.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the trustee for the payment of principal of and interest on the notes pursuant to the provisions described under "Defeasance."

Change of Control

     If we undergo a Change of Control, each holder shall have the right to require us to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Within 15 Business Days following any Change of Control, we will mail a notice to the trustee and to each holder stating, among other things:

          (1) that a Change of Control has occurred and that such holder has the right to require us to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions determined by us, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

     We will comply in all material respects, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

     Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under " Certain Covenants--Limitation on Indebtedness" and " Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders protection in the event of a highly leveraged transaction.

     If a Change of Control offer is made, we can not assure the holders that we will have available funds sufficient to pay the purchase price for all of the notes that might be delivered by holders seeking to accept the Change of Control offer. Our failure to make or consummate the Change of Control offer or pay the purchase price when due will give the trustee and the holders the rights described under "Defaults."

     The existence of a holder's right to require us to offer to repurchase such holder's notes upon a Change of Control may deter a third party from acquiring Terex in a transaction which constitutes a Change of Control.

     The Credit Facility, under certain circumstances, prohibits us from purchasing any notes prior to its expiration, and will also provide that the occurrence of certain change of control events with respect to Terex would constitute a default thereunder. In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we may (but are not required to) seek the consent of our lenders to the purchase of notes or may (but are not required to) attempt to refinance the borrowings that contain such prohibition.

     Future Indebtedness that we may Incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such Indebtedness to be repaid or repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders following the occurrence of a Change of Control may be limited by our then existing financial resources. We can not assure the holders that sufficient funds will be available when necessary to make any required repurchases.

     The provisions under the Indenture relating to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of each holder of notes then outstanding.

Certain Covenants

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness

     (a) Terex will not Incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness) unless, on the date of such Incurrence, and after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would occur and (ii) the Consolidated Cash Flow Coverage Ratio at the date of such issuance exceeds 2.0 to 1.0.

     (b) Notwithstanding paragraph (a), Terex may Incur the following
Indebtedness:

          (1) Indebtedness Incurred pursuant to the Credit Facility, together with all Indebtedness then outstanding and Incurred pursuant to clause (1) of "Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" below, not to exceed in outstanding principal amount the greater of (1) $950 million at any time outstanding and (2) the sum of (x) 80% of the consolidated book value of the net accounts receivable of Terex and (y) 50% of the consolidated book value of the inventory of Terex, in each case determined in accordance with GAAP;

          (2) Indebtedness owed to and held by a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Subsidiary ceasing to be a Restricted Subsidiary, or any transfer of such Indebtedness (other than to a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by Terex;

          (3) the old notes and the new notes (other than additional notes);

          (4) Indebtedness (other than Indebtedness described in clause (1),
     (2), or (3) above) outstanding on November 25, 2003 (including the Existing Notes);

          (5) any Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (8) or this clause (5) or pursuant to clause (5) of the covenant described under "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" below;

          (6) obligations of Terex pursuant to (A) Interest Rate Protection Agreements in respect of Indebtedness of Terex that is permitted by the terms of the Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures Incurred by Terex in the ordinary course of its business and (C) commodity agreements of Terex to the extent entered into in the ordinary course of business to protect Terex from fluctuations in the prices of raw materials used in its business;

          (7) Indebtedness of Terex consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by Terex or any Restricted Subsidiary permitted under the Indenture;

          (8) Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) in an aggregate principal amount, together with the principal amount of Indebtedness Incurred pursuant to clause (9) of "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," not exceeding $25 million at any one given time outstanding;

          (9) performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred by Terex in the ordinary course of business consistent with past practice;

          (10) Floor Plan Guarantees;

          (11) Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (12) Indebtedness arising under indemnity agreements to title insurers to cause such title insurers to issue to the Collateral Agent mortgagee title insurance policies; and

          (13) Obligations of Terex pursuant to Interest Rate Protection Agreements in respect of Indebtedness of Terex that is permitted by the terms of the Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate; and

          (14) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of Terex then outstanding (other than Indebtedness permitted by paragraph (a) or clauses (1) through (13) of this paragraph (b)) does not exceed $25 million (less the amount of any Subsidiary Indebtedness and Preferred Stock then outstanding and Incurred pursuant to clause (12) of "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries").

     (c) Except to the extent that such Indebtedness is permitted to be Incurred pursuant to paragraphs (a) and (b) above and the provisions of "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," Terex will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the notes or the relevant Subsidiary Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with the covenants entitled "--Limitation on Indebtedness" and "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Terex, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses.

     (e) For purposes of determining amounts of Indebtedness under the covenants entitled "--Limitation on Indebtedness" and "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," Indebtedness resulting from security interests granted with respect to Indebtedness otherwise included in the determination of Indebtedness, and Guarantees (and security interests with respect thereof) of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of Indebtedness shall not be included in the determination of Indebtedness.

     (f) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of Terex (including upon designation of any subsidiary or other person as a Restricted Subsidiary) or is merged with or into or consolidated with Terex or a Restricted Subsidiary of Terex shall be deemed to have been Incurred at the time such Person becomes such a Restricted Subsidiary of Terex or merged with or into or consolidated with Terex or a Restricted Subsidiary of Terex, as applicable.

     Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries

     Terex will not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock (except that a Subsidiary Guarantor shall be permitted to issue Preferred Stock) except for the following:

          (1) Indebtedness Incurred pursuant to the Credit Facility, together with the aggregate amount of all Indebtedness then outstanding and issued pursuant to clause (b)(1) of "--Limitation on Indebtedness" above, not to exceed in outstanding principal amount the greater of (1) $950 million at any time outstanding and (2) the sum of (x) 80% of the consolidated book value of the net accounts receivable of

     Terex and (y) 50% of the consolidated book value of the inventory of Terex, in each case determined in accordance with GAAP;

          (2) Indebtedness or Preferred Stock issued to and held by Terex or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Restricted Subsidiary or (B) any subsequent transfer of such Indebtedness or Preferred Stock (other than to Terex or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the issuer thereof;

          (3) Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) of such Restricted Subsidiary; provided that after giving effect to the Incurrence of such Acquired Indebtedness, Terex could incur $1.00 of Indebtedness pursuant to paragraph (a) under "--Limitation on Indebtedness";

          (4) Indebtedness or Preferred Stock (other than any described in clause (1), (2) or (3)) outstanding on November 25, 2003 (including Guarantees in respect of the Existing Notes);

          (5) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clause (3), (4) or (9) or this clause (5); provided, however, that to the extent such Refinancing Indebtedness Refinances Acquired Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

          (6) Obligations of a Restricted Subsidiary pursuant to (A) Interest Rate Protection Agreements in respect of Indebtedness of the Restricted Subsidiary that is permitted by the terms of the Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures Incurred by the Restricted Subsidiary in the ordinary course of its business and (C) commodity agreements of the Restricted Subsidiary to the extent entered into in the ordinary course of business to protect the Restricted Subsidiary from fluctuations in the prices of raw materials used in its business;

          (7) Indebtedness consisting of the Subsidiary Guarantees (other than in respect of additional notes);

          (8) Indebtedness of any Restricted Subsidiary consisting of Obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by any Restricted Subsidiary permitted under the Indenture;

          (9) Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) in an aggregate principal amount not exceeding, together with the principal amount of Indebtedness Incurred pursuant to clause (b)(8) of "--Limitation on Indebtedness," $25 million at any one given time outstanding;

          (10) performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred by a Restricted Subsidiary in the ordinary course of business consistent with past practice;

          (11) Floor Plan Guarantees; and

          (12) Indebtedness and Preferred Stock in an aggregate principal amount which, together with any other Indebtedness or Preferred Stock of Restricted Subsidiaries then outstanding (other than Indebtedness or Preferred Stock permitted by clauses (1) through (11) of this Section) does not exceed $25 million (less the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(14) of "--Limitation on Indebtedness").

     Limitation on Liens Securing Subordinated Indebtedness

     Terex will not, and will not permit any Restricted Subsidiary to, create, Incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) upon any of their respective assets or properties now owned or acquired after the date of the Indenture or any income or profits therefrom securing either:

          (1) any Indebtedness of Terex or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or such Restricted Subsidiary, as the case may be, unless the notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such Indebtedness is so secured; provided that, if such Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or a Restricted Subsidiary is expressly subordinate or junior to the notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing such subordinated or junior Indebtedness shall be subordinate and junior to the Lien securing the notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the notes or the relevant Subsidiary Guarantee, as the case may be, or

          (2) any assumption, guarantee or other liability of Terex or any Restricted Subsidiary in respect of any Indebtedness of Terex or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or such Restricted Subsidiary, unless the notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such assumption, guaranty or other liability is so secured; provided that, if such subordinated Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or a Restricted Subsidiary is expressly by its terms subordinate or junior to the notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing the assumption, guarantee or other liability of such Subsidiary shall be subordinate and junior to the Lien securing the notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the notes or the relevant Subsidiary Guarantee, as the case may be.

     Limitation on Other Senior Subordinated Indebtedness

     Terex will not, and will not permit any Restricted Subsidiary Guarantor to, create, Incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Senior Indebtedness of Terex or any Subsidiary Guarantor and senior in any respect in right of payment to the notes, in the case of Terex, or to the applicable Subsidiary Guarantee in the case of a Subsidiary Guarantor.

     Limitation on Restricted Payments

     (a) Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Terex) or to the direct or indirect holders of its Capital Stock in their capacities as such (except dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to Terex or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividends or distributions has any stockholders other than Terex or another Restricted Subsidiary, to such stockholders on no more than a pro rata basis, measured by value)), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Terex, any Restricted Subsidiary or any other Affiliate of Terex, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or (iv) make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment being herein referred to as a "Restricted Payment") if at the time Terex or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default shall have occurred and be continuing (or would result therefrom); or

     (2) Terex would not be permitted to issue an additional $1.00 of Indebtedness pursuant to paragraph (a) under "--Limitation on Indebtedness" after giving pro forma effect to such Restricted Payment; or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since March 31, 1998 would exceed the sum of:

          (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first full fiscal quarter commencing after March 31, 1998 to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) plus

          (B) the aggregate Net Cash Proceeds received by Terex from (x) the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1998 (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) and (y) the issue or sale (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) after March 31, 1998 of Disqualified Stock or debt securities that have been converted or exchanged in accordance with their terms for Capital Stock of Terex (other than Disqualified Stock), in each case to the extent such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of Terex or any Restricted Subsidiary or to make any Investment pursuant to clause (8) of the definition of "Permitted Investment."

     (b) The provisions of clauses (2) and (3) of paragraph (a) shall not prohibit:

          (1) any purchase or redemption of Capital Stock or Subordinated Obligations of Terex made by exchange for, or out of the proceeds of the substantially concurrent sale or issuance of, Capital Stock of Terex (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a);

          (2) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) above;

          (3) the repurchase of shares of, or options to purchase shares of, Capital Stock of Terex or any of its Subsidiaries from employees, former employees, directors or former directors of Terex or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of any repurchases pursuant to this clause (3) and any purchases pursuant to clause (4) below shall not exceed $5 million per year;

          (4) provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, the purchase by Terex of shares of its common stock (for not more than fair market value) in connection with the delivery of such stock to grantees under any stock option plan (upon the exercise by such grantees of their stock options) or any other deferred compensation plan of Terex approved by the Board of Directors; provided, however, that the aggregate amount of any purchases pursuant to this clause (4) and any repurchases pursuant to clause (3) above shall not exceed $5 million per year;

          (5) the redemption, purchase, retirement or other payoff of any Subordinated Obligations with the proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the terms of clause (b)(5) of "--Certain Covenants--Limitation on Indebtedness" and clause (5) of "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and

          (6) provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $10 million; provided, however, that such payment shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) above.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries

     Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits to Terex or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to Terex or a Restricted Subsidiary, (b) make any loans or advances to Terex or any other Restricted Subsidiary or (c) transfer any of its property or assets to Terex or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

          (1) the Credit Facility as in effect on November 25, 2003, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that such amendments, restatements, renewals, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing,

          (2) applicable law,

          (3) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by Terex or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that (A) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (B) the consolidated net income of an Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture,

          (4) by reason of customary non-assignment provisions in leases or other agreements entered into the ordinary course of business and consistent with past practices,

          (5) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired,

          (6) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under "--Limitation on Sales of Assets and Subsidiary Stock" below; provided, further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, or

          (7) Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

     Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with past practice, nor (b) Liens permitted under the Indenture, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreements or assets, as the case may be.

     Limitation on Sales of Assets and Subsidiary Stock

     (a) Terex will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (1) Terex or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by Terex or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents, and

          (2) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Terex (or such Restricted Subsidiary, as the case may be):

               (A) first, (x) to the extent Terex elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of Terex within 360 days of such Asset Disposition, (y) at Terex's election to the investment by Terex or any Wholly Owned Subsidiary or such Restricted Subsidiary in long-term assets to replace the assets that were the subject of such Asset Disposition or a long-term asset that (as determined in good faith by the Board of Directors) is directly related to the business of Terex and the Restricted Subsidiaries existing on November 25, 2003, in each case within 360 days from the date of such Asset Disposition, or (z) a combination of the foregoing purposes within such 360-day period;

               (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make a pro rata offer to purchase notes at par (and, to the extent required by the instrument governing such Indebtedness, any other Senior Subordinated Indebtedness designated by Terex, at a price no greater than par) plus accrued and unpaid interest, and

               (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), for general corporate purposes otherwise permitted under the Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, Terex or such Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section, Terex and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions (including any Asset Dispositions made since November 25, 2003) which are not applied in accordance with this Section exceeds $25 million. Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be used to temporarily reduce Senior Indebtedness or invested in Cash Equivalents.

     For the purposes of this covenant, the following is deemed to be cash or Cash Equivalents: the express assumption of Indebtedness (other than any Indebtedness that is by its terms subordinated to the notes) of Terex or any Restricted Subsidiary, but only to the extent that such assumption is effected on a basis under which there is no further recourse to Terex or any of the Restricted Subsidiaries with respect to such liabilities.

     (b) In the event of an Asset Disposition that requires the purchase of the notes (and other Senior Subordinated Indebtedness) pursuant to clause (a)(2)(B) above, Terex will purchase notes tendered pursuant to an offer by Terex for the notes (and, to the extent required, other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture which will include, among other things, that the offer shall remain open for 20 Business Days following its commencement. If the aggregate purchase price of notes (and, to the extent required, any other Senior Subordinated Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, Terex will be required to apply the remaining Net Available Cash in accordance with clause (a)(2)(C) above. Terex will not be required to make such an offer to purchase notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

     (c) Terex will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Terex will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

     Limitation on Affiliate Transactions

     (a) Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any asset or property or the rendering of any service) with any Affiliate of Terex (other than any employee stock ownership plan for the benefit of Terex's or a Restricted Subsidiary's employees) unless the terms of such business, transaction or series of transactions are:

          (1) as favorable to Terex or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms length dealings with an unrelated third Person; and

          (2) if such business, transaction or series of similar transactions involves an amount in excess of $5 million, the terms of such business, transaction or series of similar transactions shall be in writing and a majority of the disinterested members of the Board of Directors shall have, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (1) above;

provided, however, that if such business, transaction or series of similar transactions involves an amount in excess of $15 million, Terex shall also obtain from a nationally recognized independent investment banking firm, accounting firm or appraisal firm with experience in evaluating the terms and conditions of such type of business or transactions an opinion that such transaction is fair from a financial point of view to Terex or its Restricted Subsidiary, as the case may be; provided, further, however, that the provisions of both clause (2) above and the preceding proviso shall not apply with respect to any such business, transaction or series of transactions between Terex or any Subsidiary Guarantor, on the one hand, and any Restricted Subsidiary, on the other hand, which business, transaction or series of transactions is entered into in the ordinary course of business.

     (b) The provisions of the foregoing paragraph (a) shall not apply to:

          (1) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments," or any payment or transaction specifically excepted from the definition of Restricted Payment;

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business and approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

          (3) the grant of stock options or similar rights to employees and directors pursuant to plans approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

          (4) loans or advances to officers, directors or employees in the ordinary course of business;

          (5) the payment of reasonable fees to directors of Terex and its Restricted Subsidiaries who are not employees of Terex or its Restricted Subsidiaries;

          (6) any Affiliate transaction between Terex and a Subsidiary Guarantor, between Subsidiary Guarantors, or between Restricted Subsidiaries (neither of which is a Subsidiary Guarantor);

          (7) indemnification or insurance provided to officers or directors of Terex or any Subsidiary approved in good faith by the Board of Directors;

          (8) payment of compensation and benefits to directors, officers and employees of Terex and its Subsidiaries approved in good faith by the Board of Directors; and

          (9) the purchase of or the payment of Indebtedness of or monies owed by Terex or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

     Terex will not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (1) to Terex or a Wholly Owned Subsidiary, (2) if, immediately after giving effect to such issuance, sale or other disposition, neither Terex nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (3) Preferred Stock of a Subsidiary Guarantor, or (4) directors qualifying shares.

     Merger and Consolidation

     Terex will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets (computed on a consolidated basis) to, any Person or group of affiliated Persons, unless:

          (1) the resulting, surviving or transferee Person shall be Terex or, if not Terex, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the "Successor Company"), and such Successor Company shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the trustee, all the obligations of Terex under the notes and this Indenture (and the Subsidiary Guarantees shall be confirmed as applying to such Person's obligations);

          (2) at the time of and immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to Incur at least $1.00 of Indebtedness pursuant to paragraph (a) of the "--Limitation on Indebtedness"; and

          (4) Terex shall have delivered to the trustee an Officers Certificate and if a supplemental indenture is required, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     The Successor Company will be the successor to Terex and shall succeed to, and be substituted for, and may exercise every right and power of, Terex under the Indenture, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the notes.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Terex's interest in which constitutes all or substantially all of the properties and assets of Terex will be deemed to be the transfer of all or substantially all of the properties and assets of Terex.

     Terex will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:

          (1) the resulting, surviving or transferee Person shall be Terex or a Subsidiary Guarantor or, if not Terex or such a Subsidiary Guarantor, shall be a corporation organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, Terex would be able to Incur at least $1.00 of Indebtedness pursuant to the "--Limitation on Indebtedness"; and

          (4) Terex delivers to the trustee an Officers Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Subsidiary Guarantee, if any, complies with the Indenture.

     The provisions of clauses (1), (2) and (3) above shall not apply to any one or more transactions which constitute (a) an Asset Disposition subject to the applicable provisions of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" above or (b) the grant of any Lien on the assets of a Restricted Subsidiary to secure outstanding Bank Indebtedness, which Lien is otherwise permitted by the terms of the Indenture, or any conveyance or transfer of such assets resulting from an exercise of remedies in respect of any such Lien.

     Notwithstanding the foregoing, Terex may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Subsidiary Guarantor, and a Subsidiary Guarantor may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any other Subsidiary Guarantor.

     The phrase "all or substantially all" of the assets of Terex or a Subsidiary Guarantor will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Terex or a Subsidiary Guarantor has occurred.

     Future Subsidiary Guarantors

     The Indenture provides that Terex and each Subsidiary Guarantor will cause each Restricted Subsidiary of Terex organized or existing under the laws of the United States, any state thereof or the District of Columbia of Terex which, after November 25, 2003 (if not then a Subsidiary Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to the Indenture and thereby become a Subsidiary Guarantor which shall be bound by the Subsidiary Guarantee of the notes in the form set forth in the Indenture (without such future Subsidiary Guarantor being required to execute and deliver the Subsidiary Guarantee endorsed on the notes). In addition, the Indenture provides that Terex will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Guarantee any other Indebtedness of Terex or any Subsidiary Guarantor unless such Restricted Subsidiary simultaneously executes a supplemental indenture to the Indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee of the payment of the notes shall be subordinated to the Guarantee of such other Indebtedness to the same extent as the notes or the Subsidiary Guarantees, as applicable, are subordinated to such other Indebtedness; provided, however, that such Restricted Subsidiary shall not be required to so Guarantee the payment of the notes to the extent that such other Indebtedness does not exceed $1 million individually or, together with any other Indebtedness of Terex or any Subsidiary Guarantor Guaranteed by such Restricted Subsidiary, $3 million in the aggregate. Such Restricted Subsidiary shall be deemed released from its obligations under the Guarantee of the payment of the notes at any such time that such Restricted Subsidiary is released from all of its obligations under its Guarantee of such other Indebtedness unless such release results from the payment under such Guarantee of other Indebtedness.

     Limitation on Lines of Business

     The Indenture provides that neither Terex nor any of its Subsidiaries or Unrestricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors, is a Related Business.

     Limitation on Designations of Unrestricted Subsidiaries

     The Indenture provides that Terex may designate any Subsidiary of Terex (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (2) either (x) Terex's Investment in such Subsidiary does not exceed $1,000 or (y) Terex would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the fair market value of Terex's Investment in such Subsidiary on such date.

     In the event of any such Designation, Terex shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that Terex will not, and will not permit any Restricted Subsidiary to, at any time:

          (1) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

          (2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

          (3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except to the extent permitted under the covenant described under "--Limitation on Restricted Payments."

     The Indenture will further provide that Terex may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture and for all purposes of the Indenture shall be deemed to have been Incurred at such time.

     All Designations and Revocations must be evidenced by an Officers Certificate delivered to the trustee attaching a certified copy of the resolutions of the Board of Directors giving effect to such Designation or Revocation, as applicable, and certifying compliance with the foregoing provisions.

     Notwithstanding the foregoing, no Subsidiary that was a Subsidiary Guarantor as of November 25, 2003 shall be permitted to become an Unrestricted Subsidiary.

     SEC Reports

     Notwithstanding that Terex may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Terex will file with the SEC and provide within 15 days to the trustee and noteholders such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

Defaults

     An "Event of Default" is defined in the Indenture as the following:

          (1) a default in the payment of interest on the notes when due, continued for 30 days (whether or not prohibited by the subordination provisions of the Indenture);

          (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not prohibited by the subordination provisions of the Indenture);

          (3) the failure by Terex to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above;

          (4) the failure by Terex to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase notes) or under "--Certain Covenants--Limitation on Indebtedness," "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," "--Limitation on Liens Securing Subordinated Indebtedness," "--Limitation on Other Senior Subordinated Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase the notes), "--Limitation on Affiliate Transactions," "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "--Future Subsidiary Guarantors," "--Limitation on Designations of Unrestricted Subsidiaries," or "--SEC Reports;"

          (5) the failure by Terex to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in the Indenture;

          (6) Indebtedness of Terex or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million (the "cross acceleration provision");

          (7) certain events of bankruptcy, insolvency or reorganization of Terex or any Significant Subsidiary (the "bankruptcy provisions");

          (8) any judgment or decree for the payment of money, the portion of which is not covered by insurance is in excess of $10 million, which is rendered against Terex or any Subsidiary and is not discharged and either
     (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed (including pending appeal); or

          (9) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee or the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

     However, a default under clause (4), (5) or (8) will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding notes notify Terex of the default and Terex does not cure such default within the time specified after receipt of such notice.

     If an Event of Default (other than the bankruptcy provisions relating to Terex) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately; provided, however, that for so long as the Credit Facility remains in effect, such declaration shall not become effective until the earlier of (1) five Business Days following delivery of notice to the Representative of such creditors of the intention to accelerate the notes or (2) the acceleration of any Indebtedness under the Credit Facility. If an Event of Default relating to the bankruptcy provisions relating to Terex occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the notes unless:

          (1) such holder has previously given the trustee notice that an Event of Default is continuing;

          (2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

          (3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee reasonably determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the trustee may withhold notice if and so long as the Board of Directors, the executive committee or a committee of its trust officers reasonably determines that withholding notice is in the best interest of the holders. In addition, Terex is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate regarding knowledge of Terex's compliance with all covenants and conditions under the Indenture. Terex also is required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Terex is taking or proposes to take in respect thereof.

Amendments and Waivers

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and, subject to certain exceptions, any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding.

     Without the consent of each holder of an outstanding Note affected thereby, no amendment may:

          (1) reduce the amount of notes whose holders must consent to an amendment or waiver;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal of or extend the Stated Maturity of any Note;

          (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption" above or alter the provisions (including definitions) set forth under "Change of Control" above in a manner adverse to the holders;

          (5) make any Note payable in money or payable in a place other than that stated in the Note;

          (6) impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

          (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

          (8) make any change to the subordination provisions (including definitions) of the Indenture that would adversely affect the holders; or

          (9) make any change in any Subsidiary Guarantee that would adversely affect the holders.

     Notwithstanding the preceding, without the consent of any holder, Terex and the trustee may amend the Indenture:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a successor corporation of the obligations of Terex under the Indenture;

          (3) to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

          (4) to add guarantees with respect to the notes, to secure the notes;

          (5) to add to the covenants of Terex for the benefit of the holders or to surrender any right or power conferred upon Terex;

          (6) to make any change that does not adversely affect the rights of any holder; or

          (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of Terex or any Restricted Subsidiary then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

     The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, Terex is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

     The registered holder of a Note will be treated as the owner of it for all purposes. The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. Terex may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

     Terex at its option at any time may terminate all of its obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including, but not limited to, those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

     In addition, Terex at its option at any time may terminate its obligations under "Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation") (and any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes), and the limitations contained in clause (3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance"). In the event that a covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "--Defaults" will no longer constitute Events of Default with respect to the notes.

     Terex may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Terex exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto.

     In order to exercise either defeasance option, Terex must irrevocably deposit in trust (the "defeasance trust") with the trustee money or U.S. Government Obligations in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

     If the funds deposited with the trustee to effect legal defeasance or covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the notes when due, then the obligations of Terex under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Concerning the Trustee

     HSBC Bank USA is the trustee under the Indenture and has been appointed by Terex as Registrar and Paying Agent with regard to the notes. Such bank may also act as a depository of funds for, or make loans to and perform other services for, Terex or its Affiliates in the ordinary course of business in the future.

     The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture. The trustee may resign at any time or may be removed by Terex. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee shall be appointed in accordance with the provisions of the Indenture.

     If the trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture. The Indenture also contains certain limitations on the right of the trustee, as a creditor of Terex, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims, as security or otherwise.

Governing Law

     The Indenture provides that it, the Guarantees and the notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (the "Acquired Person") (i) existing at the time such Person becomes a Restricted Subsidiary of Terex or at the time it merges or consolidates with Terex or any of its Restricted Subsidiaries or (ii) assumed in connection with the acquisition of assets from such Person.

     "Affiliate" of any specified Person means:

          (1) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person; or

          (2) any other Person who is a director or officer:

               (A) of such specified Person;

               (B) of any subsidiary of such specified Person; or

               (C) any Person described in clause (1) above.

For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers or dispositions) by Terex or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors qualifying shares or shares required by applicable law to be held by a Person other than Terex or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of Terex or any Restricted Subsidiary; or

          (3) any other assets of Terex or any Restricted Subsidiary outside of the ordinary course of business of Terex or such Restricted Subsidiary (other than, in the case of (1) and (2) above, a disposition by a Restricted Subsidiary to Terex or by Terex or a Restricted Subsidiary to a Wholly Owned Subsidiary; provided, however, that each of (x) the consummation of any sale or series of related sales of assets or properties of Terex and the Restricted Subsidiaries by Terex and any Restricted Subsidiaries having an aggregate fair market value of less than $5 million in any fiscal year and (y) the discounting of accounts receivable or the sale of inventory, in each case in the ordinary course of business, shall not be deemed an Asset Disposition.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

          (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by

          (2) the sum of all such payments.

     "Bank Indebtedness" means:

          (1) the Indebtedness outstanding or arising under the Credit Facility up to a maximum principal amount of $950 million;

          (2) all obligations and other amounts owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Credit Facility (including, but not limited to, interest (including interest accruing on or after the filing of any petition in bankruptcy, reorganization or similar proceeding relating to Terex or any Restricted Subsidiary, whether or not a claim for such interest is allowed in such proceeding), fees, charges, indemnities, expense reimbursement obligations and other claims under the Credit Facility); and (3) all Hedging Obligations arising in connection therewith with any party to the Credit Facility.

     "Board of Directors" means the Board of Directors of Terex or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such capital lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

     "Cash Equivalents" means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.;

          (4) certificates of deposit or bankers acceptances maturing within one year from the date of acquisition thereof issued by (x) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) a commercial banking institution organized and located in a country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $200 million (or the foreign currency equivalents thereof);

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above; and

          (7) other short-term investments utilized by foreign Restricted Subsidiaries in accordance with normal investment practices for cash management not exceeding $1.0 million in aggregate principal amount outstanding at any time.

     "Cash Flow" for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period:

          (1) income tax expense;

          (2) Consolidated Interest Expense;

          (3) depreciation expense and amortization expense, provided that consolidated depreciation and amortization expense of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of Terex in such Subsidiary; and

          (4) all other non-cash charges (other than any recurring non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period).

Notwithstanding clause (4) above, there shall be deducted from Cash Flow in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to Cash Flow pursuant to clause (4) in such prior period.

     "Change of Control" means the occurrence of any of the following events:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of Terex, whether as a result of issuance of securities of Terex, any merger, consolidation, liquidation or dissolution of Terex, any direct or indirect transfer of securities or otherwise;

          (2) (A) another corporation merges into Terex or Terex consolidates with or merges into any other corporation, or

               (B) Terex conveys, transfers or leases all or substantially all its assets (computed on a consolidated basis) to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between Terex and a Wholly Owned Subsidiary of Terex, in each case in one transaction or a series of related transactions with the effect that either (x) immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors or (y) the securities of Terex that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the securities of Terex ordinarily having the right to vote in the election of directors are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the combined voting power of the securities of the surviving corporation ordinarily having the right to vote in the election of directors; or
          (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Terex (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Terex was approved by a vote of 60% of the directors of Terex then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Terex then in office.

The phrase "all or substantially all" of the assets of Terex will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Terex has occurred.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Agent" means Credit Suisse First Boston as collateral agent for the lenders pursuant to the Amended and Restated Credit Agreement, dated July 3, 2002.

     "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if Terex or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an issuance of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

          (2) if since the beginning of such period Terex or any Restricted Subsidiary shall have made any Asset Disposition, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Terex or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Terex and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Terex and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3) if since the beginning of such period Terex or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including Capital Stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Terex or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by Terex or a Restricted Subsidiary during such period, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Terex. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the average interest rate for the period up to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility the amount outstanding under such Indebtedness shall be equal to the average of the amount outstanding during the period commencing on the first day of the first of the four most recent fiscal quarters for which financial statements are available and ending on the date of determination.

     "Consolidated Interest Expense" means, for any period, the total interest expense of Terex and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense but Incurred by Terex or its Restricted Subsidiaries:

          (1) interest expense attributable to capital leases;

          (2) amortization of debt discount;

          (3) capitalized interest;

          (4) original issue discount and non-cash interest payments or accruals;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing;

          (6) net costs under Hedging Obligations (including amortization of fees);

          (7) dividends in respect of all Disqualified Stock held by Persons other than Terex, a Subsidiary Guarantor or a Wholly Owned Subsidiary;

          (8) interest Incurred in connection with investments in discontinued operations;

          (9) the interest portion of any deferred payment obligations constituting Indebtedness; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Terex) in connection with Indebtedness Incurred by such plan or trust.

For purposes of this definition, interest expense attributable to any Indebtedness represented by the guarantee (other than (a) Guarantees permitted by the terms of clause (b)(10) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (b)(11) of the covenant described under "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" and (b) Guarantees by Terex of Indebtedness of a consolidated Restricted Subsidiary or by a consolidated Restricted Subsidiary of Terex or another consolidated Restricted Subsidiary) by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, for any period, the net income or loss of Terex and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) Terex's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Terex or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) Terex's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) any net income of any Person acquired by Terex or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to Terex, except that (A) Terex's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Terex or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) Terex's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net income;

          (4) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of Terex or its consolidated subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) all extraordinary, unusual or non-recurring gains, and any extraordinary or non-recurring loss as recorded on the statement of operations in accordance with GAAP;

          (6) any goodwill impairment charge pursuant to Financial Accounting Board Standards No. 142 recorded in the nine months ended September 30, 2003; and

          (7) the cumulative effect of a change in accounting principles.

     "Credit Facility" means a collective reference to any term loan and revolving credit facilities (including, but not limited to, the amended and restated credit agreement, dated July 3, 2002, by and among Terex, certain of our subsidiaries and certain financial institutions, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of reimbursement of letters of credit issued pursuant to the Credit Facility and agreements in respect of Hedging Obligations with lenders party to the Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refunding, refinancings (in whole or in part) and replacements of any Credit Facility, including any agreement (i) extending the maturity of any indebtedness incurred thereunder or contemplated thereby, or (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Terex and its Restricted Subsidiaries and their respective successors and assigns.

     "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Designated Senior Indebtedness" means (i) so long as any Bank Indebtedness is outstanding, such Bank Indebtedness and (ii) provided no Bank Indebtedness is outstanding, any other Senior Indebtedness of Terex permitted to be incurred under the Indenture which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20 million and is specifically designated by Terex in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise prior to the 91st day after the Stated Maturity of the notes;

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock prior to the 91st day after the Stated Maturity of the notes; or

          (3) is redeemable at the option of the holder thereof, in whole or in part on or prior to the 91st day after the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "--Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "--Certain Covenants--Change of Control."

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Notes" means Terex's $200 million principal amount of 9-1/4% Senior Subordinated Notes due 2011 issued under the indenture, dated December 17, 2001, among Terex, the guarantors named therein and The Bank of New York, as trustee, Terex's $150 million principal amount of 8-7/8% Senior Subordinated Notes due 2008 issued under the Indenture, dated as of March 31, 1998, among Terex, the guarantors named therein and The Bank of New York, as trustee, as such may be amended or supplemented from time to time, Terex's $100 million principal amount of 8-7/8% Senior Subordinated Notes due 2008 issued under the Indenture, dated as of March 9, 1999, among Terex, the guarantors named therein and The Bank of New York, as trustee, as such may be amended or supplemented from time to time, and Terex's $300 million principal amount of 10-3/8% Senior Subordinated Notes due 2011 issued under the Indenture, dated as of March 29, 2001, among Terex, the guarantors named therein and The Bank of New York, as trustee, as such may be amended or supplemented from time to time.

     "Floor Plan Guarantees" means guarantees (including but not limited to repurchase or remarketing obligations) by Terex or a Restricted Subsidiary Incurred in the ordinary course of business consistent with past practice of Indebtedness Incurred by a franchise dealer, or other purchaser or lessor, for the purchase of inventory manufactured or sold by Terex or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such franchise dealer and any related reasonable fees and expenses (including financing fees), provided, however, that
(1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority Lien on such inventory in favor of the holder of such Indebtedness and (2) if Terex or such Restricted Subsidiary is required to make payment with respect to such guarantee, Terex or such Restricted Subsidiary will have the right to receive either (q) title to such inventory, (r) a valid assignment of a perfected first priority Lien in such inventory or (s) the net proceeds of any resale of such inventory.

     "GAAP" means generally accepted accounting principles in the United States of America on November 25, 2003, as defined in Statement on Auditing Standards No. 69, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

     "holder" or "noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Inactive Subsidiary" means a Subsidiary which at the time of determination owns assets having a fair market value of less than $50,000, does not conduct any business activity and is not an obligor with respect to any Indebtedness.

     "Incur" means create, issue, assume, Guarantee, incur or otherwise become liable for, directly or indirectly, or otherwise become responsible for, contingently or otherwise, Indebtedness or Disqualified Stock; provided, however, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" of any Person means, without duplication, and whether or not contingent:

          (1) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (2) all Capital Lease Obligations of such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends);

          (6) to the extent not otherwise included in this definition, all Hedging Obligations;

          (7) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (other than in each case by reason of activities described in the proviso to the definition of "Guarantee"); and

          (8) all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified

Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors. For purposes hereof, the amount of any Indebtedness issued with original issue discount shall be the original purchase price plus accrued interest, provided, however, that such accretion shall not be deemed an incurrence of Indebtedness.

     "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect Terex or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or deposits on the balance sheet of the Person making the advance or loan, in each case in accordance with GAAP) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments":

          (1) "Investment" shall include the portion (proportionate to Terex's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Terex at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Terex shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) Terex's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Terex's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Preferred Stock or Disqualified Stock, or Capital Stock exchangeable, exercisable or convertible for any of the foregoing) of Terex in exchange for Capital Stock, property or assets of another Person constitute an Investment by Terex in such Person.

     "issue" means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term "issuance" has a corresponding meaning.

     "Lien" means any mortgage, pledge, security interest, privilege, conditional sale or other title retention agreement or other similar lien (statutory or otherwise), or encumbrance upon or with respect to any property of any kind, real or personal, moveable or immovable, now owned or hereafter acquired.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which (A) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or (B) which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

          (4) reasonable amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by Terex or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by Terex.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible exchangeable debt), of Terex that were issued for cash on or after November 25, 2003, the amount of cash originally received by Terex upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), net of attorneys fees, accountants fees, underwriters or placement agents fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred or required to be Incurred in connection with such issuance or sale and also net of taxes paid or payable as a result thereof.

     "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Permitted Investment" means an Investment by Terex or any Restricted Subsidiary in:

          (1) Terex, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Terex or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3) Investments in Cash Equivalents;

          (4) receivables owing to Terex or any Restricted Subsidiary if created or acquired in the ordinary course of business;

          (5) loans or advances to employees made in the ordinary course of business consistent with past practices of Terex or such Restricted Subsidiary;

          (6) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Terex or any Restricted Subsidiary or in satisfaction of judgments;

          (7) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";

          (8) so long as no Default has occurred and is continuing (or would result therefrom), any Investment made with the proceeds of a substantially concurrent sale of Capital Stock (other than Disqualified Stock) of Terex; provided, however, that the Net Cash Proceeds from such sale shall be excluded from clause 3(B) of Section (a) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments";

          (9) Investments by Terex or any Restricted Subsidiary, in an aggregate amount not to exceed $3 million, in an Unrestricted Subsidiary formed primarily for the purposes of financing purchases and leases of inventory manufactured by Terex or any Restricted Subsidiary;

          (10) Floor Plan Guarantees permitted by the terms of clause (b)(10) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (b)(11) of the covenant described under "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries";

          (11) Investments in joint ventures in Related Businesses not to exceed $75 million at any time outstanding; and

          (12) other Investments that do not exceed in the aggregate $50 million at any one time outstanding.

     "Permitted Liens" means, with respect to any Person:

          (1) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2) Liens imposed by law, including carriers , warehousemen's and mechanics Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (3) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of Terex;

          (4) Liens to secure the performance of statutory obligations or in favor of issuers of surety bonds, performance bonds, appeal bonds or letters of credit or other obligations of a like nature issued pursuant to the request of and for the account of such Person, in each case in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (5) Liens securing a Hedging Obligation so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Hedging Obligation;

          (6) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any Purchase Money Indebtedness or Capital Lease Obligations relating to assets or property acquired, constructed or leased in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of Terex or any Restricted Subsidiary other than such Assets or property and assets affixed or appurtenant thereto;

          (7) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Terex and its Subsidiaries in the ordinary course of business;

          (8) Liens in favor of Terex and/or any of its Restricted Subsidiaries, other than such a Lien with respect to intercompany indebtedness if Terex or a Subsidiary Guarantor is not the beneficiary of such a Lien;

          (9) Liens securing Indebtedness of a Person existing at the time that such Person is acquired by, merged into or consolidated with Terex or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, merger or consolidation, and do not extend to any property or assets other than those of such Person;

          (10) Liens on property or assets existing at the time of acquisition thereof by Terex or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, and do not extend to any other property or assets;

          (11) Liens existing on November 25, 2003;

          (12) Liens arising from the rendering of a final judgment or order against Terex or any Restricted Subsidiary that does not give rise to an Event of Default;

          (13) encumbrances consisting of zoning restrictions, surety exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of Terex or any Restricted Subsidiary, rights or restrictions of record on the use of real property, minor defects in title, landlords and lessors liens under leases on property located on the rented premises, in each case not interfering in any material respect with the ordinary conduct of the business of Terex and the Restricted Subsidiaries;

          (14) Liens securing Senior Indebtedness;

          (15) Liens with respect to Floor Plan Guarantees permitted by the terms of clause (b)(10) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (b)(11) of the covenant described under "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and

          (16) any extension, renewal, refinancing, refunding or replacement of any Permitted Lien, provided that such new Lien is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien, could secure) the obligations to which such Liens relate.

     "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Public Equity Offering" means an underwritten primary or combined primary and secondary public offering of common stock (other than Disqualified Stock) of Terex pursuant to an effective registration statement under the Securities Act which public equity offering results in gross proceeds to Terex of not less than $50 million.

     "Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after acquired real or personal tangible property or assets related to the Business of Terex or the Restricted Subsidiaries and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Terex or any Restricted Subsidiary existing on November 25, 2003 or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (x) the Stated Maturity of the Indebtedness being Refinanced and (y) the Stated Maturity of the notes;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less that the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus unpaid accrued interest) under the Indebtedness being Refinanced, plus actual fees and expenses Incurred in connection with the Refinancing;

provided, further, however, that (x) Refinancing Indebtedness shall not include
(1) Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary or a Subsidiary Guarantor that Refinances Indebtedness of Terex or (2) Indebtedness of Terex or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary, (y) if the Indebtedness being Refinanced is not Senior Indebtedness, then such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment, to the notes as the Indebtedness being Refinanced and (z) Refinancing Indebtedness shall be secured only by assets of a similar type and in a similar amount to those that secured the Indebtedness so refinanced.

     "Related Business" means any business which is the same, similar, or otherwise reasonably related, ancillary or complementary to the businesses in which Terex and the Restricted Subsidiaries are engaged on November 25, 2003 (it being understood that Terex and its Restricted Subsidiaries are currently engaged in the business of manufacturing, renting, assembling, selling and distributing industrial and commercial equipment).

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of Terex that is not an Unrestricted Subsidiary.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of any Person secured by a Lien.

     "Senior Indebtedness" means with respect to Terex or any Subsidiary Guarantor (x) Bank Indebtedness and (y) any other Indebtedness that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly made senior in right of payment to the notes or the applicable Guarantee, other than:

          (1) any obligation of such Person to any subsidiary of such Person or to any officer, director or employee of such Person or any such subsidiary;

          (2) any liability of such Person for federal, state, local or other taxes owed or owing by such Person;

          (3) any accounts payable or other liability of such Person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness, Guarantee or obligation of such Person which is, expressly by its terms, subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of such Person;

          (5) that portion of any Indebtedness of such Person which at the time of issuance is issued in violation of the Indenture;

          (6) Indebtedness of such Person represented by Disqualified Stock; or

          (7) Capitalized Lease Obligations.

     "Senior Subordinated Indebtedness" means the notes and any other Indebtedness of Terex that specifically provides that such Indebtedness is to rank pari passu with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Terex which is not Senior Indebtedness.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Terex within the meanings of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the final date specified in such security as the fixed date on which all outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of Terex or any Subsidiary Guarantor (whether outstanding on November 25, 2003 or thereafter Incurred) which is subordinate or junior in right of payment to the notes or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

     "Subsidiary" means:

          (1) any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

               (A) Terex;

               (B) Terex and one or more Subsidiaries; or

               (C) one or more Subsidiaries; or

          (2) any limited partnership of which Terex or any Subsidiary is a general partner; or

          (3) any other Person (other than a corporation or limited partnership) in which Terex, or one or more other Subsidiaries or Terex and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof. Unless the context other wise requires, Subsidiary means each direct and indirect Subsidiary of Terex.

     "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of Terex's Obligations with respect to the notes.

     "Subsidiary Guarantor" means any Subsidiary of Terex that Guarantees Terex's Obligations with respect to the notes.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Unrestricted Subsidiary" means any Subsidiary of Terex (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with the covenant described under "Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a resolution of the Board of Directors of Terex delivered to the trustee, subject to the provisions of such covenant.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" means:

          (1) a Restricted Subsidiary all the Capital Stock of which (other than directors qualifying shares and shares held by other Persons to the extent such Shares are required by applicable law to be held by a Person other than Terex or a Restricted Subsidiary) is owned by Terex or one or more Wholly Owned Subsidiaries; and

          (2) P.P.M. S.A.S., and any future wholly owned subsidiaries of P.P.M. S.A.S., so long as Terex or one or more Wholly Owned Subsidiaries maintains a percentage ownership interest in such entity equal to or greater than such ownership interest (on a fully diluted basis) on the later of (A) November 25, 2003 or (B) the date such entity is incorporated or acquired by Terex or one or more Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

     General

     The notes initially will be issued in the form of one or more fully registered notes in global form (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to the accounts of institutions that have accounts with DTC or its nominee (the "DTC participants") and to the accounts of institutions that have accounts with Euroclear or its nominee participants (the "Euroclear participants" and, collectively with the DTC participants, the "participants"). Each of DTC and Euroclear is referred to herein as a "Book-Entry Facility." Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by a Book-Entry Facility or its nominee (with respect to participants interests) for such Global Notes or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

     So long as DTC, or its nominee, is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of such notes represented by such Global Notes for all purposes under the Indenture and the notes. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have such Global Notes or any notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery or certificated notes in exchange therefor and will not be considered to be the owners or holders of such Global Notes or any notes represented thereby for any purpose under the notes or the Indenture. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Notes desires to take any action that DTC, as the holder of such Global Notes, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Any payment of principal or interest due on the notes on any interest payment date or at maturity will be made available by us to the trustee by such date. As soon as possible thereafter, the trustee will make such payments to DTC or its nominee, as the case may be, as the registered owner of the Global Notes representing such notes in accordance with existing arrangements between the trustee and the depositary.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global Notes will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form of registered in "street name," and will be the responsibility of such participants.

     None of us, the trustee or any payment agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

     Because of time zone differences, the securities account of a Euroclear participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear) immediately following the DTC settlement date. Cash received in Euroclear as a result of sales of interests in a Global Note by or through a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear cash account only as of the business day following settlement in DTC.

     As long as the notes are represented by a Global Note, DTC's nominee will be the holder of such notes and therefore will be the only entity that can exercise a right to repayment or repurchase of such notes. See "Description of the Notes--Change of Control" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." Notice by participants or by owners of beneficial interests in the Global Notes held through such participants of the exercise of the option to elect repayment of beneficial interests in notes represented by the Global Note must be transmitted to the relevant Book-Entry Facility in accordance with its procedures on a form required by the relevant Book-Entry Facility and provided to participants. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such note must instruct the broker or other participant to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

     Unless and until exchanged in whole or in part for notes in definitive form in accordance with the terms of the notes, the Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of each successor.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of a Book-Entry Facility, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us or the trustee will have any responsibility for the performance by a Book-Entry Facility or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We and the trustee may conclusively rely on, and shall be protected in relying on, instructions from a Book-Entry Facility for all purposes.

     Certificated notes

     The Global Notes shall be exchangeable for corresponding notes in certificated fully registered form ("certificated notes") registered in the name of persons other than DTC or its nominee only if (A) DTC (i) notifies Terex that it is unwilling or unable to continue as depositary for the Global Notes or (ii) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the applicable notes or (C) Terex executes and delivers to the trustee an order that the Global Notes shall be so exchangeable. Any certificated notes will be issued only in fully registered form, and shall be issued without coupons in denominations of $1,000 and integral multiples thereof. Any certificated notes so issued will be registered in such names and in such denominations as DTC shall request.

     The Clearing System

     DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby elimination the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the material United States federal income tax consequences of the ownership and disposition of the new notes by U.S. Holders (as defined below) who acquire such securities in the exchange offer (the "Initial U.S. Holders"). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This summary discusses only notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as persons who are not U.S. Holders (as defined below) or Initial U.S. Holders, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or foreign currency and holders who hold the new notes as part of a straddle, hedging, conversion or other integrated transaction. Holders of notes should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a note that, for United States federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust.

Exchange Offer

     The exchange of old notes for new notes pursuant to the exchange offer will not result in any federal income tax consequences to U.S. Holders. When a U.S. Holder exchanges an old note for a new note pursuant to the exchange offer, the U.S. Holder will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange. There will be no federal income tax consequences of the exchange offer to Holders who did not exchange the old notes.

Payment of Interest

     Stated interest paid on a new note will generally be taxable as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for federal income tax purposes.

Sale, Exchange or Redemption

     Upon the sale, exchange or redemption of a new note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption (excluding amounts attributable to accrued and unpaid interest, which amounts will be includible as ordinary interest income) and such U.S. Holder's tax basis in the new note. Gain or loss realized on the sale, exchange or redemption of a new note will be capital gain or loss. Capital gains or losses recognized on new notes held more than one year (including the period of ownership of the old notes) will be treated as long-term capital gains or losses. The deduction of capital losses is subject to certain limitations. Holders should consult their own tax advisors regarding the treatment of capital gains and losses.

     THE FOREGOING IS A SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES TO A U.S. HOLDER OF A NEW NOTE. EACH HOLDER OF AN OLD NOTE IS URGED TO CONSULT ITS TAX ADVISOR TO DETERMINE THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES OF ACCEPTING THE EXCHANGE OFFER, AS WELL AS THE EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account as a result of the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account as a result of the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any of these broker-dealers and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that it received for its own account as a result of the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any of these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

     We have agreed to pay all expenses incident to this exchange offer (including the fees and expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the new notes (including any broker-dealers) against some liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters with respect to the new notes offered hereby will be passed upon for us by Bryan Cave LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements of Terex Corporation as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated in this prospectus by reference to the Annual Report on Form 10-K of Terex Corporation for the year ended December 31, 2003 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act, to register the new notes offered hereby. This prospectus does not contain all of the information that you can in the Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission. As a result, statements in this prospectus concerning the contents of any contract or other document are not necessarily complete. You should read the full text of any contract or document filed as an exhibit to the Registration Statement for a more complete understanding of the contract or document or matter involved.

     While any notes remain outstanding, we will make available, upon request, to any holder and any prospective purchaser of notes the information required pursuant to Rule 144 (d)(4) under the Securities Act of 1933, during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934. Any such request should be directed to the Secretary of Terex.

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. The Exchange Act file number for our Securities and Exchange Commission filings is 1-12302. You may read and copy any document we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

     You may obtain information on the operation of the public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330. We file information electronically with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available from the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may also inspect our Securities and Exchange Commission reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     We can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed or terminated. The documents we incorporate by reference are:

     1.   Annual Report on Form 10-K for the fiscal year ended December 31,
          2003.

     2. Our definitive proxy materials on Schedule 14A as filed with the SEC on April 13, 2004.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number: Terex Corporation,
Attention: Secretary, 500 Post Road East, Suite 320, Westport, Connecticut 06880; telephone (203) 222-7170.

     You should rely only on information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") and Article IX of Terex's Restated By-laws provide for the indemnification of Terex's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act.

     Article IX of Terex's restated by-laws generally requires Terex to indemnify its officers and directors against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of certain actions, whether instituted by a third party or a stockholder (either directly or indirectly) and including specifically, but without limitation, actions brought under the Securities Act, and/or the Exchange Act; except that no such indemnification will be permitted if such director or officer was not successful in defending against any such action and it is determined that the director or officer breached or failed to perform his or her duties to Terex, and such breach or failure constitutes (i) a willful breach of his or her "duty of loyalty", (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, (iii) a violation of Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) a transaction where such individual derived an improper financial profit (unless it is deemed that such profit is immaterial in light of all of the circumstances) (collectively, "Breach of Duty"). Notwithstanding the foregoing, subject to certain exceptions, the restated by-laws provide that directors or officers initiating an action, are not entitled to indemnification.

     The restated by-laws also establish certain procedures by which (i) a director or officer may request an advance on his or her reasonable expenses, prior to the final disposition of an action, (ii) Terex may withhold an indemnification payment from a director or officer, (iii) a director or officer may be entitled to partial indemnification and (iv) a director or officer may challenge Terex's denial to furnish him or her with requested indemnification. Additionally, the restated by-laws provide that the adverse termination of an action against an officer or director, is not in and of itself sufficient to create a presumption that a director or officer engaged in conduct constituting a Breach of Duty.

     Finally, Terex's restated certificate of incorporation, as amended, contains a provision which eliminates the personal liability of a director to Terex and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's "duty of loyalty" (as further defined therein) to Terex or its stockholders, (ii) for acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, relating in general to the willful or negligent payment of an illegal dividend or the authorization of an unlawful stock repurchase or redemption, or (iv) for any transaction from which the director derived an improper personal profit to the extent of such profit. This provision of the restated certificate of incorporation offers persons who serve on the Board of Directors of Terex protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for Terex. As a result of this provision, the ability of Terex or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Although the validity and scope of Section 145 of the DGCL has not been tested in court, the Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

     Terex maintains a directors' and officers' insurance policy which insures the officers and directors of Terex from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of Terex.

Item 21.  Exhibits and Financial Statement Schedules

     (a) Exhibits

3.1 Restated Certificate of Incorporation of Terex Corporation (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

3.2 Certificate of Elimination with respect to the Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

3.3 Certificate of Amendment to Certificate of Incorporation of Terex Corporation dated September 5, 1998 (incorporated by reference to Exhibit
     3.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

3.4 Amended and Restated Bylaws of Terex Corporation (incorporated by reference to Exhibit 3.2 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

4.1 Indenture, dated as of March 29, 2001, between Terex Corporation and United States Trust Company of New York, as Trustee (incorporated by reference to
     Exhibit 4.12 to the Form 10-Q for the quarter ended March 31, 2001 of Terex Corporation, Commission File No. 1-10702).

4.2 First Supplemental Indenture, dated as of October 1, 2001, between Terex Corporation and United States Trust Company of New York, as Trustee (to Indenture dated as of March 29, 2001, incorporated by reference to Exhibit
     4.15 to the Form 10-Q for the quarter ended September 30, 2001 of Terex Corporation, Commission File No. 1-10702).

4.3 Second Supplemental Indenture, dated as of September 30, 2002, between Terex Corporation and Bank of New York (as successor to United States Trust Company of New York), as Trustee (to Indenture dated as of March 29, 2001) (incorporated by reference to Exhibit 4.18 to the Form 10-K for the year ended December 31, 2002 of Terex Corporation, Commission File No. 1-10702).

4.4 Third Supplemental Indenture, dated as of March 31, 2003, between Terex Corporation and Bank of New York (as successor to United States Trust Company of New York), as Trustee (to Indenture dated as of March 29, 2001) (incorporated by reference to Exhibit 4.21 to the Form 10-Q for the quarter ended March 31, 2003 of Terex Corporation, Commission File No. 1-10702).

4.5 Fourth Supplemental Indenture, dated as of November 25, 2003, among Terex Corporation, the Subsidiary Guarantors named therein and The Bank of New York (as successor to United States Trust Company of New York), as Trustee (to Indenture dated as of March 29, 2001) (incorporated by reference to Exhibit 4.5 to the Form 10-K for the year ended December 31, 2003 of Terex Corporation, Commission File No. 1-10702).

4.6 Indenture, dated as of December 17, 2001, between Terex Corporation, the Guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.16 to Form S-4 Registration Statement of Terex Corporation, Registration No. 333-75700).

4.7 First Supplemental Indenture, dated as of September 30, 2002, between Terex Corporation and Bank of New York (as successor to United States Trust Company of New York), as Trustee (to Indenture dated as of December 17,
     2001) (incorporated by reference to Exhibit 4.20 to the Form 10-K for the year ended December 31, 2002 of Terex Corporation, Commission File No. 1-10702).

4.8 Second Supplemental Indenture, dated as of March 31, 2003, between Terex Corporation and Bank of New York (as successor to United States Trust Company of New York), as Trustee (to Indenture dated as of

     December 17, 2001) (incorporated by reference to Exhibit 4.24 to the Form 10-Q for the quarter ended March 31, 2003 of Terex Corporation, Commission File No. 1-10702).

4.9 Third Supplemental Indenture, dated as of November 25, 2003, among Terex Corporation, the Subsidiary Guarantors named therein and The Bank of New York (as successor to United States Trust Company of New York), as Trustee (to Indenture dated as of December 17, 2001) (incorporated by reference to Exhibit 4.9 to the Form 10-K for the year ended December 31, 2003 of Terex Corporation, Commission File No. 1-10702).

4.10 Indenture, dated as of November 25, 2003, between Terex Corporation, the Guarantors named therein and HSBC Bank USA, as Trustee.**

5.1  Opinion of Bryan Cave LLP as to the legality of the New Notes.*

10.1 Terex Corporation Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Form S-8 Registration Statement of Terex Corporation, Registration No. 33-21483).

10.2 1994 Terex Corporation Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.3 Terex Corporation Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.3 to the Form 10-K for the year ended December 31, 2003 of Terex Corporation, Commission File No. 1-10702).

10.4 1996 Terex Corporation Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Form S-8 Registration Statement of Terex Corporation, Registration No. 333-03983).

10.5 Amendment No. 1 to 1996 Terex Corporation Long-Term Incentive Plan (incorporated by reference to Exhibit 10.5 to the Form 10-K for the year ended December 31, 1999 of Terex Corporation, Commission File No. 1-10702).

10.6 Amendment No. 2 to 1996 Terex Corporation Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 to the Form 10-K for the year ended December 31, 1999 of Terex Corporation, Commission File No. 1-10702).

10.7 Terex Corporation 1999 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 to the Form 10-Q for the quarter ended March 31, 2000 of Terex Corporation, Commission File No. 1-10702).

10.8 Terex Corporation 2000 Incentive Plan, as amended (incorporated by reference to Exhibit 10.8 to the Form 10-Q for the quarter ended June 30, 2000 of Terex Corporation, Commission File No. 1-10702).

10.9 Terex Corporation Supplemental Executive Retirement Plan, effective October 1, 2002 (incorporated by reference to Exhibit 10.9 to the Form 10-K for the year ended December 31, 2002 of Terex Corporation, Commission File No. 1-10702).

10.10 Amended and Restated Credit Agreement, dated as of July 3, 2002, among Terex Corporation, certain of its Subsidiaries, the Lenders named therein, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 10.9 to the Form 10-Q for the quarter ended June 30, 2002 of Terex Corporation, Commission File No. 1-10702).

10.11 Incremental Term Loan Assumption Agreement, dated as of September 13, 2002, relating to the Amended and Restated Credit Agreement dated as of July 3, 2002, among Terex Corporation, certain of its subsidiaries, the lenders party thereto and Credit Suisse First Boston, as administrative agent (incorporated by reference to Exhibit 2 of the Form 8-K Current Report, Commission File No. 1-10702, dated September 13, 2002 and filed with the Commission on September 20, 2002).

10.12 Amendment No. 1 and Agreement, dated as of November 25, 2003, to the Amended and Restated Credit Agreement, dated as of July 3, 2002, among Terex Corporation, certain of its Subsidiaries, the Lenders named therein, and Credit Suisse First Boston, as Administrative Agent.**

10.13 Guarantee Agreement dated as of March 6, 1998 of Terex Corporation and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to Exhibit 10.14 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.14 Guarantee Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to Exhibit
     10.15 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.15 Security Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to Exhibit
     10.16 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.16 Pledge Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to Exhibit
     10.17 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.17 Form Mortgage, Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing entered into by Terex Corporation and certain of the subsidiaries of Terex Corporation, as Mortgagor, and Credit Suisse First Boston, as Mortgagee (incorporated by reference to Exhibit
     10.18 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.18 Underwriting Agreement, dated as of April 18, 2002 between Terex Corporation and Credit Suisse First Boston Corporation (incorporated by reference to Exhibit 1.1 of the Form 8-K Current Report, Commission File No. 1-10702, dated April 18, 2002 and filed with the Commission on April 18, 2002).

10.19 Sale and Purchase Agreement, dated May 16, 2002, among Terex Corporation, Terex Germany GmbH & Co. KG and Demag Mobile Cranes GmbH (incorporated by reference to Exhibit 1 of the Form 8-K Current Report, Commission File No. 1-10702, dated May 16, 2002 and filed with the Commission on May 17, 2002).

10.20 Agreement and Plan of Merger, dated July 19, 2002, among Terex Corporation, Magic Acquisition Corp., Genie Holdings, Inc., Robert Wilkerson, S. Ward Bushnell, F. Roger Brown, Wilkerson Limited Partnership, Bushnell Limited Partnership and R. Brown Limited Partnership (incorporated by reference to Exhibit 1 of the Form 8-K Current Report, Commission File No. 1-10702, dated July 19, 2002 and filed with the Commission on July 22,
     2002).

10.21 First Amendment to Agreement and Plan of Merger, dated as of September 18, 2002, by and among Terex Corporation, Magic Acquisition Corp., Genie Holdings, Inc. and Robert Wilkerson, S. Ward Bushnell and F. Roger Brown and certain limited partnerships (incorporated by reference to Exhibit 1 of the Form 8-K Current Report, Commission File No. 1-10702, dated September 13, 2002 and filed with the Commission on September 20, 2002).

10.22 Purchase Agreement, dated as of November 10, 2003, among Terex Corporation and the Initial Purchasers, as defined therein.**

10.23 Registration Rights Agreement, dated as of November 25, 2003, among Terex Corporation and the Initial Purchasers, as defined therein.*

10.24 Second Amended and Restated Employment and Compensation Agreement, dated as of January 1, 2002, between Terex Corporation and Ronald M. DeFeo (incorporated by reference to Exhibit 10.34 to the Form 10-K for the year ended December 31, 2001 of Terex Corporation, Commission File No. 1-10702).

10.25 Amended and Restated Promissory Note, dated October 26, 2001, by Ronald M. DeFeo in favor of Terex Corporation (incorporated by reference to Exhibit
     10.32 to the Form 10-K for the year ended December 31, 2002 of Terex Corporation, Commission File No. 1-10702).

10.26 Pledge and Assignment Agreement, dated as of March 2, 2000, between Ronald
     M. DeFeo and Terex Corporation (incorporated by reference to Exhibit 10.33 to the Form 10-K for the year ended December 31, 2002 of Terex Corporation, Commission File No. 1-10702).

10.27 Form of Amended and Restated Change in Control and Severance Agreement dated as of April 1, 2002 between Terex Corporation and certain executive officers (incorporated by reference to Exhibit 10.36 to Form 10-Q for the quarter ended March 31, 2002 of Terex Corporation, Commission File No. 1-10702).

10.28 Form of Change in Control and Severance Agreement between Terex Corporation and certain executive officers (incorporated by reference to Exhibit 10.35 to the Form 10-K for the year ended December 31, 2002 of Terex Corporation, Commission File No. 1-10702).

10.29 Retirement Agreement dated as of November 13, 2003 between Terex Corporation and Filip Filipov.**

10.30 Consulting Agreement dated as of November 13, 2003 between Terex Corporation and Fiver S.A.**

10.31 Termination, Severance, General Release and Waiver Agreement between Terex Corporation and Matthys de Beer dated as of February 4, 2004 (incorporated by reference to Exhibit 99.1 of the Form 8-K Current Report, Commission File No. 1-10702, dated February 4, 2004 and filed with the Commission on February 4, 2004).

12.1 Calculation of Ratio of Earnings to Fixed Charges.*

21.1 Subsidiaries of Terex Corporation.**

23.1 Consent of Independent Accountants - PricewaterhouseCoopers LLP.*

23.2 Consent of Bryan Cave LLP (included as part of Exhibit 5.1)

24.1 Power of Attorney (included on signature page).

25.1 Statement of Eligibility of HSBC Bank USA as Trustee on Form T-1.**

99.1 Form of Letter of Transmittal.**

99.2 Form of Notice of Guaranteed Delivery.**

------------------
*Filed herewith.
**Previously filed.

Item 22.  Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Terex pursuant to the foregoing provisions, or otherwise, Terex has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Terex of expenses incurred or paid by a director, officer or controlling person of Terex in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Terex will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) To supply by means of a post-effective amendment all information concerning a transaction, and Terex being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                         TEREX CORPORATION

                                         By: /s/ Ronald M. DeFeo
                                            --------------------------
                                            Name:   Ronald M. DeFeo
                                            Title:  Chairman, President, Chief
                                                    Executive Officer and
                                                    Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----
             *                     Chairman, President, Chief Executive Officer and          April 13, 2004
---------------------------        Director
Ronald M. DeFeo                    (Principal Executive Officer)

             *                     Senior Vice President and Chief Financial Officer         April 13, 2004
---------------------------        (Principal Financial Officer)
Phillip C. Widman

             *                     Controller                                                April 13, 2004
---------------------------        (Principal Accounting Officer)
Mark T. Cohen

             *                     Director                                                  April 13, 2004
---------------------------
G. Chris Andersen

             *                     Director                                                  April 13, 2004
---------------------------
William H. Fike

             *                     Director                                                  April 13, 2004
---------------------------
Donald P. Jacobs

             *                     Director                                                  April 13, 2004
---------------------------
Don DeFosset

             *                     Director                                                  April 13, 2004
---------------------------
J.C. Watts, Jr.

             *                     Director                                                  April 13, 2004
---------------------------
David A. Sachs

             *                     Director                                                  April 13, 2004
---------------------------
Helge H. Wehmeier

*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1.


By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                      TEREX CRANES, INC.

                                      By: /s/ Eric I Cohen
                                         ------------------------------
                                           Name:   Eric I Cohen
                                           Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President - Finance and Director                     April 13, 2004
Phillip C. Widman                  (Principal Financial and Accounting Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        KOEHRING CRANES, INC.

                                        By: /s/ Eric I Cohen
                                           ----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Daniel Goldsmith                   (Principal Executive Officer)

          *
------------------------           Vice President - Finance and Director                     April 13, 2004
Phillip C. Widman                  (Principal Financial and Accounting Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004

*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                   TEREX-TELELECT, INC.

                                   By: /s/ Eric I Cohen
                                      ---------------------------
                                        Name:   Eric I Cohen
                                        Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----
          *
------------------------           President                                                 April 13, 2004
Christian Ragot                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial and Accounting Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        TEREX-RO CORPORATION

                                        By: /s/ Eric I Cohen
                                           ----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13,  2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial and Accounting Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        PAYHAULER CORP.

                                        By: /s/ Eric I Cohen
                                           ----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

/s/ Richard Nichols
------------------------           President                                                 April 13, 2004
Richard Nichols                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial and Accounting Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                     O&K ORENSTEIN & KOPPEL, INC.

                                     By: /s/ Eric I Cohen
                                        -----------------------------
                                          Name:   Eric I Cohen
                                          Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

/s/ Richard Nichols
------------------------           President                                                 April 13, 2004
Richard Nichols                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        THE AMERICAN CRANE CORPORATION

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Daniel Goldsmith                   (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        AMIDA INDUSTRIES, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----
          *
------------------------           President                                                 April 13, 2004
Kerry O'Sullivan                   (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        CEDARAPIDS, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Rick Nichols                       (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        STANDARD HAVENS, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Christian Ragot                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        STANDARD HAVENS PRODUCTS, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Christian Ragot                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        BL PEGSON USA, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        BENFORD AMERICA, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        FINLAY HYDRASCREEN USA, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Fergus Baillie                     Director                                                  April 13, 2004

          *
------------------------
Joseph F. Apuzzo                   Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        EARTHKING, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Kerry O'Sullivan                   (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

          *
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        POWERSCREEN HOLDINGS USA INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        POWERSCREEN INTERNATIONAL LLC
                                        By:  Powerscreen North America Inc.,
                                              as Managing Member

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        POWERSCREEN NORTH AMERICA, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        POWERSCREEN USA, LLC
                                        By:  Powerscreen Holdings USA, Inc.,
                                             as Managing Member

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        ROYER INDUSTRIES, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        TEREX BARTELL, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Kerry O'Sullivan                   (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        CMI TEREX CORPORATION

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Arthur L. Kaplan                   (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        PPM CRANES, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                TEREX MINING EQUIPMENT, INC.

                                By: /s/ Eric I Cohen
                                  -----------------------------
                                     Name:   Eric I Cohen
                                     Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

/s/ Richard Nichols
------------------------           President                                                 April 13, 2004
Richard Nichols                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        CMI DAKOTA COMPANY

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Art L. Kaplan                      (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        CMIOIL CORPORATION

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Art L. Kaplan                      (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        FUCHS TEREX, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004



*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        GENIE ACCESS SERVICES, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Robert R. Wilkerson                 (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        GENIE CHINA, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Robert R. Wilkerson                (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        GENIE FINANCIAL SERVICES, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Robert S. Wilkerson                (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        GENIE HOLDINGS, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Robert R. Wilkerson                Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        GENIE INDUSTRIES, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Robert R. Wilkerson                (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        GENIE INTERNATIONAL, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----
          *
------------------------           President                                                 April 13, 2004
Robert R. Wilkerson                (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        GENIE MANUFACTURING, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Robert R. Wilkerson                (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        GFS COMMERCIAL LLC

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        GFS NATIONAL, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Robert R. Wilkerson                (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                GO CREDIT CORPORATION

                                By: /s/ Eric I Cohen
                                  -----------------------------
                                     Name:   Eric I Cohen
                                     Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President and Treasurer                                   April 13, 2004
Jerome C. Knoll                    (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        LEASE SERVICING & FUNDING CORPORATION

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Robert R. Wilkerson                (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        PRODUCT SUPPORT, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

          *
------------------------           President                                                 April 13, 2004
Art L. Kaplan                      (Principal Executive Officer)

          *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

          *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                         SPINNAKER INSURANCE COMPANY

                                         By: /s/ Eric I Cohen
                                            ---------------------------
                                            Name:   Eric I Cohen
                                            Title:  Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

            *                      President and Treasurer                                   April 13, 2004
------------------------           (Principal Executive Officer and Principal Financial
Chuck Snavely                      Officer)

            *
------------------------
Eric I Cohen                       Secretary and Director                                    April 13, 2004

            *
------------------------
James E. Clemons                   Assistant Secretary and Director                          April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        SCHAEFF INCORPORATED

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

            *
------------------------           President                                                 April 13, 2004
David Stevenson                    (Principal Executive Officer)

            *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

            *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        TEREX ADVANCE MIXER, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

            *
------------------------           President                                                 April 13, 2004
David Stevenson                    (Principal Executive Officer)

            *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

            *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        TEREX FINANCIAL SERVICES, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

            *
------------------------           President and Treasurer                                   April 13, 2004
Joseph F. Apuzzo                   (Principal Executive Officer)

            *
------------------------           Vice President-Finance                                    April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

            *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        TEREX UTILITIES, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

            *
------------------------           President and Director                                    April 13, 2004
Christian Ragot                    (Principal Executive Officer)

            *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

            *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        TEREX UTILITIES SOUTH, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

            *
------------------------           President and Director                                    April 13, 2004
Ronald M. DeFeo                    (Principal Executive Officer)

            *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on April 13, 2004.

                                        UTILITY EQUIPMENT, INC.

                                        By: /s/ Eric I Cohen
                                          -----------------------------
                                             Name:   Eric I Cohen
                                             Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature                 Title                                                     Date
------------------                 -----                                                     ----

            *
------------------------           President                                                 April 13, 2004
Lee Jacobson                       (Principal Executive Officer)

            *
------------------------           Vice President-Finance and Director                       April 13, 2004
Phillip C. Widman                  (Principal Financial Officer)

/s/ Eric I Cohen
------------------------
Eric I Cohen                       Vice President, Secretary and Director                    April 13, 2004

            *
------------------------
Ronald M. DeFeo                    Director                                                  April 13, 2004


*Pursuant to Power of Attorney
 previously filed as Exhibit 24.1

By: /s/ Eric I Cohen
    -------------------
    Eric I Cohen
    Attorney-in-Fact